UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1/A2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RAMPART DETECTION SYSTEMS, LTD.

(Exact name of Registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation or organization)	3826 (Primary Standard Industrial Classification Code Number)	None (I.R.S. Employer Identification Number)

22242 48th Avenue, Suite 203
Murrayville, British Columbia, Canada V6E 3V7
(604) 533-5533
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

L. Andrew Schwab
Chief Executive Officer
Rampart Detection Systems, Ltd.

22242 48th Street, Suite 203
Murrayville, British Columbia, Canada V6E 3V7
(604) 533-5533
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christopher H. Dieterich, Esq.
Dieterich & Associates, LP
11835 West Olympic Blvd., Suite 1235E
Los Angeles, California 90064
(310) 312-6888

Approximate Date of commencement of proposed sale to the public:  [EFFECTIVE DATE]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. □

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this form is a post-effective amendment filed pursuant to the Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. □

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  □

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	300,000(3)	$0.40	$120,000	$11.04

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee using the price at which the last private placement of securities was transacted.

(3) Represent shares to be distributed, via dividend, to the shareholders of Regal One Corporation.

________________________________________________________________________________________________________________________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

Part I – Information Required in Prospectus

Item 1.

Forepart of Registration Statement and Outside Front Cover Page of Prospectus

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October __, 2011

PROSPECTUS

RAMPART DETECTION SYSTEMS, LTD.

300,000 Shares
Common Stock

This prospectus relates to the dividend and potential resale of up to 300,000 shares of our common stock, no par value per share, by the dividend recipient stockholders, who are Regal One Corporation dividend recipients.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.  We anticipate seeking sponsorship for the trading of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms part.  However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.  The Regal One Corporation share dividend recipients will sell at privately negotiated prices until such time as a public market becomes available.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the "Risk Factors" section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters' discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 28, 2011

TABLE OF CONTENTS

Item 1.  Forepart of Registration Statement and Outside Front Cover Page of Prospectus

Item 2.  Inside Front and Outside Back Cover Pages of Prospectus

      Table of Contents

      Cautionary Statement Regarding Forward Looking Statements

Item 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges

Prospectus Summary

     Organizational History

     Summary Financial Data

     Our Principal Executive Offices

     Market Data and Industry Information

     Risk Factors

Item 4.  Information with Respect to the Registrant and the Offering

     Use of Proceeds

     Selling Security Holders

     Identity of Directors, Senior Management and Advisers

     Operating and Financial Review and Prospects

     Management’s Discussion and Analysis of Financial conditions and Results of Operations

     Plan of Distribution

     Description of Securities other than Equity Securities

Item 4A.  Material Changes

Item 5.  Incorporation of Certain Information by Reference

              Disclosure of Commission Position on Indemnification and Securities Act Liabilities

Item 6.  Indemnification of Officers and Directors

Item 7.  Recent Sales of Unregistered Securities

Item 8.  Exhibits and Financial Statement Schedules

Item 9.  Undertakings

Page 4 4 4 5 5 7 8 8 8 8 12 13 13 14 27 28 32 34 34 34 34 35 35 38 82

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are "forward-looking statements". These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as "believe," "may," "could," "estimate," "continue," "anticipate," "intend," "should," "plan," "expect," "appear," "future," "likely," "probably," "suggest," "goal," "potential" and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption "Risk Factors" beginning on page 8 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

Item 2.   Inside Front and Outside Back Cover Pages of Prospectus

Please see information above.

Item 3.

  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled "Caution Regarding Forward Looking Statements," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

Rampart Detection Systems, Ltd.

Depending upon the context, the terms "Rampart Detection", “Rampart”, "Company," "we," "our" and "us," refers to either Rampart Detection Systems, Ltd. alone, or Rampart Detection Systems, Ltd. and its subsidiaries collectively.

Organizational History

The parent company, Rampart Detection Systems, Ltd., was formed in British Columbia in January of 2009, and obtained, by license and patent application assignments, rights to use of the electromagnetic detection technology (the “Technology”) from the inventor and patent holder.  Thereafter, Rampart Detection Systems expanded its operations into the United States, and sub-licensed a Nevada corporation, Rampart Reconnaissance, Inc., for all applications of the technologies, but only in the US territory.  Applications outside of the United States would remain with the parent company.  During April, 2010, the parent company essentially acquired complete control and ownership of Rampart Reconnaissance through several exchanges of common stock with the then-holders of Reconnaissance shares, such that Rampart Detection today owns 100% of the common stock of Rampart Reconnaissance (the Nevada subsidiary).

Rampart Reconnaissance, as owner of the sublicense for all activities in the United States, in turn sub-licensed a separate Nevada corporation, Rampart Defense, Inc., and granted to that entity exclusive US rights to the technology as it applies to Military use in the United States, and a non-exclusive use in territories around the world where the US Military is active.  Rampart Reconnaissance owns approximately 81% of Rampart Defense.

During 2010, Reconnaissance also issued a separate and exclusive license to Rampart Environmental Solutions, Inc., a Nevada corporation formed for the purpose of exploiting newly developed technology for the electro-magnetic crimping of gas and oil pipes, and owns approximately 69% of the entity.

In Europe, Rampart Detection Systems (Parent) entered into a sublicense agreement with a UK corporation, Rampart Industries Limited for development of all applications of the Technology within the United Kingdom, Europe, Africa and the Middle East, save only Israel, owning approximately 78% of the equity interests of that entity.

Rampart Detection also owns 70% of Rampart Defence, Ltd., a British Columbia corporation, which has rights to develop and exploit the Technology, for Canadian military purposes only.

The Company commenced operations on January 9, 2009 and as of July 31, 2010 has an accumulated deficit of $960,538.  It is currently in the development stage and has not generated any revenues in 2010 or 2011.  As indicated in the Notes to the Company’s financial statements, the ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  To date the Company has funded its initial operations primarily by way of convertible note financing and advances from related parties.   The Company currently has no employees other than its officers, directors and certain full-time contractors.

For a complete description of our business, please see the section entitled "Our Business".

Summary of the Offering

The shares being registered pursuant to this Registration Statement are shares to be distributed by Regal One Corporation to its shareholders as part of a dividend.  The Company will not receive any proceeds from the subsequent sale of these shares by the dividend recipients.  Due to the fact that the Company is not currently listed on any public market, there is no set price at which these shares could be sold.  Therefore, until such time as a public market exists, sales by the dividend recipients, if any, will be privately negotiated and transferred without any input from the Company.

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," before making a decision to invest in our common stock. The information contained in the following summary are derived from our financial statements for the six month periods ended January 31, 2011 and 2010 and the years ended July 31, 2010 and 2009.

SUMMARY FINANCIAL INFORMATION

Balance Sheet

	July 31, 2010	Inception to July 31, 2009
	(Audited)	(Audited)

Cash in Bank	$691,157	$8,457
Total Assets	760,606	15,470
Total Liabilities	1,419,104	59,394
Total Stockholders’ Equity (Deficiency)	(658,498)	(43,924)

Statement of Operations

	Year Ended July 31, 2010	Inception to July 31, 2009

Net Loss from Operations	$(949,844)	$(44,373)
Net Loss	(989,972)	(44,373)

Balance Sheet

January 31, 2011
(Unaudited)

Cash in Bank	$589,767
Total Assets	715,310
Total Liabilities	1,988,234
Total Stockholders’ Equity (Deficiency)	(1,272,924)

  Statement of Operations

	Six Month Period Ended Jan. 31, 2011	Six Month Period Ended Jan. 31, 2010

Net Loss from Operations	$(599,362)	$(165,702)
Net Loss	(744,746)	(165,702)

Our Principal Executive Offices

Our principal executive offices are located at 22242 48th Avenue, Suite 203, Murrayville, British Columbia, Canada. Our telephone number is (604) 533-0533 and our website address is http://www.rampart.pubco.net/s/home.asp. Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We obtained the market data and industry information contained in this prospectus from internal surveys, estimates, reports and studies, as appropriate, as well as from market research, publicly available information and industry publications. Although we believe our internal surveys, estimates, reports, studies and market research, as well as industry publications are reliable, we have not independently verified such information, and as such, we do not make any representation as to its accuracy.

Risk Factors

We were incorporated on January 9, 2009 and have a limited operating history. There is no basis upon which you can evaluate our proposed business and prospects and to date we have been involved primarily in organizational and research activities.

·

There is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.

·

If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.

·

If our business develops, management may be unable to effectively or efficiently operate our business unless we are able to employ sufficient and trained professional personnel to assist us in the operation of our business, in which event, you will lose your investment in the shares.

We are a newly-formed company and, as such, we may encounter extraordinary risks and unforeseen problems.

·

As we have not yet commenced production or sales of our products, our prospects for success must be considered in the light of the extraordinary risks, unforeseen expenses and problems that newly-formed companies normally encounter.

·

The creation, execution and maintenance of our plans for our business operation are based solely upon the opinion of our management and they may not have adequately anticipated unforeseen expenses and other problems that newly formed companies normally encounter.  If we have failed to adequately address business commencement risks, our business will not develop or grow, and you will lose your investment in the shares.

·

New companies, such as ours, are traditionally subject to high rates of failure.

·

New companies, such as ours, can be expected to encounter unanticipated problems relating to additional costs and expenses that may exceed current estimates.

As a newly formed company, we will be required to implement our proposed business, and if we are unable to do so, you will lose your investment in the shares.

·

The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the planned design and development of our products.

·

We can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

·

If we are unsuccessful in implementing our plans or those plans prove unsuccessful our business will likely fail and you will lose your entire investment in the shares.

As a newly formed company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

·

If our business model and products prove successful, our potential for growth will place a significant strain on our technical, financial and managerial resources.  We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and accounting staffs, and if we fail to do so you will lose your investment in the shares.

·Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to fully implement our business plan.

We are obligated to pay our operating expenses as they arise, including required annual fees of $100 to British Columbia and $125 to the State of Nevada. We will also incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the foregoing, we may be forced to cease our reporting obligations and possibly business operations unless terms are renegotiated.

As of September 1, 2011, we had approximately $350,000 in cash; $115,000 in sales tax refund due and $90,000 in a pledged loan or investment for a total available cash position of approximately $555,000. This amount excludes approximately $107,000  in deferred management and bonus payments and approximately $ 96,000  due in management fees (but deferred) to an officer of the company’s UK subsidiary, as well as certain nominal accounts payable.  Based on the projected monthly expenses which we believe are required to bring the company to operating cash flow, the cash-on-hand and due would be only adequate for up to 5 months of company operation. Total projected monthly expense is approximately $115,000 per month, which is based on actual operating costs incurred during 2011 and is exclusive of certain deferred management costs and bonuses.

We anticipated that with the pending conclusion of the company’s first phase of research and development, the company’s BeltGard conveyor belt inspection system; the EMRAC power loss and theft detection system and the threat detection portal could shortly be ready for demonstration and marketing.  These events are anticipated to assist the company in the raising of working capital through private equity placement or private loans; will reduce the demand for the raising of capital through the production of positive cash flow and reduce those amounts historically spent on research and development activities, although none of this can be guaranteed.

If we need to raise additional funds, the funds may not be available when we need them.  We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and if we use equity securities to raise additional funds dilution to our shareholders will occur.

To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.

If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

Additional working capital could be required beyond the projected amount should the company be required to accelerate product development in order to meet unanticipated market demand and / or should the company decide to expand its research and development program.

Most, if not all, of our competition will be from larger, more well-established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

·

If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.

·

If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations.

We currently have no employees other than our Officers, full-time contractors and Directors, some of whom serve on a part-time basis, and we do not always pay them cash compensation.  If they were to leave our employ, our business could fail.

Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our Officers and Directors, if they were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could suffer.

Our current Directors do not provide full time services to us.  Company directors receive no direct financial compensation, other than the issuance of options, as described elsewhere in this document. Officers are compensated as detailed in the compensation chart. The officers work full-time for the Corporation while the directors apply themselves on an as-needed basis. The company officers and directors have significant professional and business backgrounds which are of value to the Corporation and which are described in the Management section. The company retains full-time contractors in lieu of direct employees for much of its business activity. This practice has no negative impact on the company’s capability to research and develop products and establish business relationships. We anticipate that many of the current full-time contractors will become full-time employees by year-end as the products are delivered to the marketplace.

We do not maintain "key person" insurance on our Officers and Directors, and if any of them were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking replacements.

Market factors are out of our control.  As a result, we may not be able to market any of our products which may be developed.

·

The detection industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist for the sale of our products.  The detection industry is generally composed of companies specifically involved in the non-destructive testing of industrial components or the production and application of specialized sensing systems. In both cases companies tend to be large and well established in their particular field of expertise. We believe it is unusual for a new start-up company to attempt to enter this highly competitive market where long-term business relationships generally form the basis of business activity.  Government regulations generally establish the parameters to be met for non-destructive testing as well as specific sensing applications. There is no assurance that we can develop and apply our technology to meet those government regulations

·

Numerous factors beyond our control may affect the marketability of any products developed.  These factors include market fluctuations and government regulations, including regulations relating to prices and taxes.

·

The exact effect of these factors cannot be accurately predicted, but the impact of any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

Risks Related to Our Common Stock

We are not listed or quoted on any exchange and we may never obtain such a listing or quotation.

·

There may never be a market for stock and stock held by our shareholders may have little or no value.  There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that such sponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

·

Even if we obtain a listing on an exchange and a market for our shares develops, sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressures on the price of our common stock and could affect your ability to realize the then-current trading price of our common stock.

The trading price of our common stock may fluctuate significantly and stockholders may have difficulty reselling their shares.

·

Currently, we have outstanding a total 47,822,727 shares of common stock. Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of an unlimited number of shares of common stock.

Our common stock is subject to the "penny stock" rules of the SEC.

·

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities may be limited, which could make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

·

Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market and because the market price of the common stock may be less than $5.00 per share, the common stock is classified as a "penny stock.”  The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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That a broker or dealer approve a person's account for transactions in penny stocks; and

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The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

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In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and:

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Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which:

Sets forth the basis on which the broker or dealer made the suitability determination; and;

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

·

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

A decline in the future price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

Even if we are able to successfully list our stock for trading on the OTC Bulletin Board, we can have no assurances that a market will ever develop and if a market does develop we will have no control over the market price of our common stock. Any market price that does develop is likely to be highly volatile. Factors, including regulatory matters, concerns about our financial condition, operating results, litigation, government regulation, developments or disputes relating to current or future agreements or title to our claims may have a significant impact on the market price of our stock, causing the market price to decline. In addition, potential dilutive effects of future sales of shares of common stock by shareholders and by us could also have an adverse effect on the price of our securities.  Such a decline would seriously hinder our ability to raise additional capital and prevent us from fully implementing our business plan and operations.

68.01% of our shares of Common Stock are controlled by Principal Stockholders and Management.

68.01% of our Common Stock is controlled by 6 stockholders of record. This figure includes stock controlled by directors and officers (20,184,265 shares) who are the beneficial owners of about 42.21% of our Common Stock. Such ownership by the Company's principal shareholders, executive officers and directors may have the effect of delaying, defending, preventing or facilitating a sale of the Company or a business combination with a third party.

Even taking into account the limitations of Rule 144, the future sales of restricted shares could have a depressive effect on the market price of the Company’s securities in any market, which may develop.

The 47,822,727 shares of Common Stock presently issued and outstanding, as of the date hereof, are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person, who has not been an affiliate of the issuer for the past 90 days and has held restricted securities for six months of an issuer that has been reporting for a period of at least 90 days, may sell those securities so long as the Company is current in its reporting obligations.  After one year, non-affiliates are permitted to sell their restricted securities freely without being subject to any other Rule 144 condition.  Rule also 144 provides that an affiliate of an issuer who has beneficially owned the issuer’s  restricted ordinary shares for at least six months is entitled to sell within any three-month  period a number of the shares that does not exceed the greater of either of the following  (i) 1% of the number of the issuer’s ordinary shares then outstanding; and (ii) the average  weekly trading volume of the issuer’s ordinary shares during the four calendar weeks  preceding the filing of a notice on Form 144 with respect to the sale.  These sales are also limited by the manner of sale, notice and current public information about the issuer provisions of Rule 144. After the shares registered herein are freely traded, holders of the restricted shares may, following the 1% rule as outlines above, each sell approximately 478,227 shares during any ninety-day (90 day) period after the registration statement becomes effective. Sales under Rule 144 or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market, which may develop for such shares.  The Company has a series of Lock-up agreements with 38 of its shareholders, covering 39,385,000 shares, pursuant to which the respective shareholders have agreed to hold their shares for a minimum of 24 months following the initial listing of these shares on any trading market, unless all shares subject to the Lock-up agreements are allowed to trade, or a portion of them, by a committee established by the Company, with all shares subject to Lock-up treated in a pro-rata manner should any amount be released from the restrictions prior to the lapse of the two-year period.

If shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Company had 39,985,000 shares of Common Stock outstanding as of January 31, 2011, and 47,822,727 outstanding as of April 30, 2011, all of which will eventually become freely tradable, subject to compliance with certain exemptions allowing restricted securities to have their legend removed. The availability for sale of a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of our shares to address the possible effect on the price of the Company's Common Stock of the sale by them of their shares.  A large number of the outstanding shares are subject to Lock-up agreements executed between the Company and the shareholder, preventing the shareholder from selling the shares, in general, prior to two years from the date they acquired them.  This agreement is attached as Exhibit 4.3.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on January 9, 2009, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Item 4.

 Information with Respect to the Registrant and the Offering.

FORWARD-LOOKING STATEMENTS

Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

This prospectus contains forward-looking statements as that term is used in federal securities laws, about our financial condition, results of operations and business that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. These statements include, among others:

●

statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

●	statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus. Further, the information contained in this prospectus is a statement of our present intention and is based on present facts and assumptions and may change at any time and without notice based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the dividend of the common stock held by Regal One Corporation to the Regal One shareholders.

DETERMINATION OF OFFERING PRICE

An existing shareholder, Regal One Corporation, will be distributing 300,000 of its shares to its shareholders of record and will not sell any of its remaining shares in the open market without compliance with terms its lock-up agreement with the Company Upon the lapsing of the lock-up period (2 years), Regal One Corporation will not sell any of its remaining shares without compliance with the terms of Rule 144 or pursuant to a future registration statement which may be filed by the Company.  We ( the Company) are not offering any shares for sale. Therefore, the price of $0.40 shown earlier in this Registration Statement, solely for the calculation of registration fees, was determined from the last private placement price.

Our common stock is not presently traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.  We anticipate seeking sponsorship for the trading of our common stock on the Over-the-Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this prospectus forms part.  However, we can provide no assurance that our shares will be traded on the OTCBB or, if traded, that a public market will materialize.  The Regal One Corporation share dividend recipients will sell at privately negotiated prices until such time as a public market becomes available.

DILUTION

The common stock to be held by the dividend recipients is common stock that has already been issued to Regal One. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The following table provides, as of the date of the declared effectiveness of this Registration Statement, information regarding the beneficial ownership of our common stock held by the selling shareholder, including:

1.   the number of shares owned prior to this offering;

2.   the total number of shares offered;

3.   the total number of shares owned upon completion of the offering; and

4.   the percentage owned upon completion of the offering.

To the Company’s knowledge, none of the dividend recipient shareholders is a broker-dealer or affiliate of a broker dealer, however, Regal One Corporation may be deemed an underwriter for the purpose of this offering but will be distributing all of the registered shares to its own shareholders on a pro-rata basis.  Regal One Corp. will not receive any payment for those shares and will not receive any commissions.

		Total Number of Shares to be		Percentage of
	Shares Beneficially	Offered for Selling	Total Shares Owned Upon	Shares Owned upon
Selling Stockholders receiving dividend shares from Regal One	Owned Prior to Offering	Shareholders Account	Completion of Offering	Completion of Offering

TOTAL	300,000	300,000	0	0

The itemized list of shareholders of Regal One, the dividend recipients, is attached to this registration statement as Annex 1, and includes 619 named existing shareholders, and an estimated 2,000 additional shareholders who hold their Regal One shares in street name (anonymous to the company), but who will be receiving a portion of the shares being distributed.

Identity of Directors, Senior Management and Advisers

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer.  The Board of Directors elects our executive officers annually.  Our directors serve one-year terms or until their successors are elected and accept their positions.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There are no family relationships or understandings between any of the directors and executive officers.  In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or Executive Officer	Age	Current Position and Office	Date Position Started& Term of Office
Michael McClain	57	Director	January 9, 2009 Annual
Milton Datsopoulos	70	Director	January 9, 2009 Annual
Paul McClory	70	Director	January 9, 2009 Annual
Kenneth Swaisland	66	Chairman, Principal Financial Officer	January 9, 2009Annual
L. Andrew Schwab	60	Chief Executive Officer, President, Secretary	March 31, 2011 Annual
David Crawford	58	Former President of Company, current President of Subsidiary (Reconnaissance)	February 10 to March 31, 2011

Mr. Michael McClain, Director, Age 57. is the founding partner for Battalia Winston International's Los Angeles office, a global top-20 executive search firm which he opened in January of 1997.  Early in his career, he worked with Gulf Coast Engineering as a Senior Project Administrator.  From 1985 through 1989, he was V. P. General Manager for Bassman International.  In 1989, he joined Siegal, Shotland and Associates as General Manager.  In 1994, prior to joining Battalia Winston International, he opened up the west coast operations for DHR International as E.V.P, Managing Director.  Michael graduated with a B.S. from Drake University.

Milton Datsopoulos, Director, Age 70.  Mr. Datsopoulos attended the University of Montana and earned a Bachelor of Arts degree with high honors in 1962 and a law degree with honors in 1965. In 1974, he and Ron MacDonald formed a general practice law firm now known as Datsopoulos, MacDonald & Lind, P.C., a multi-disciplinary firm of eleven attorneys with specialists in criminal, environmental, personal injury, business, railroad and family law. Mr. Datsopoulos is also involved with several local charitable organizations and youth causes, and is also a strong supporter of the University of Montana and is active in local and national politics. Mr. Datsopoulos is a member of the Montana Trial Lawyers Association (a former President and long time Director), the American Bar Association and the Association of Trial Lawyers of America.

Paul McClory, Director, Age 70.  Mr. McClory is an international businessman who has spent most of his career developing new technologies to market take-off. He has business interests in Europe, North America and Africa, mainly involved with small technology companies. He was a founder of Calorex Heat Pumps in the UK in 1980’s, now Europe’s biggest manufacturers of air source/ground source heat pumps. In the 1990’s he was a founding  director and shareholder of Neo Materials in Toronto,  listed on the Toronto Stock Exchange and a major player in rare earths, key materials in high tech industries, with annual sales of $300 million.  In 2003 he patented his discovery that high value food proteins could be recovered from oil seeds using low temperature extraction. This led to the foundation of BioExx Specialty Proteins, now a fully listed company on the Toronto Stock exchange. In 2003 he formed a company, with partners, to develop Vernonia as a commercial oilseed crop in Ethiopia, for a variety of industrial uses. Vernonia is a unique source of naturally epoxidised oils. He subsequently discovered and patented the use of Vernonia oil for the treatment of a number of skin diseases. He is the author of two books for children, Alternative Energy and Focus on Alternative Energy, both published in England in the 1980’s.

L. Andrew Schwab, President, Age 61.  Mr. Schwab obtained his Bachelor of Arts in Political Science and Economics from the University of Montreal in 1972. Mr. Schwab’s formative years were spent in retail, wholesale distribution and manufacturing management positions.  In 1992, he formed A. Schwab & Associates Inc., to provide independent marketing and business consulting services to several U.S. and Canadian reporting issuers.  In this capacity, Mr. Schwab has served as an officer and director for a diverse number of development stage companies, ranging from technologies to produce medium density fibre board (MDF) from recycled waste wood to solar technologies developing hydrogen fuels from bio-mass.  From 1993 to 2004, he served as a Director, Secretary, and Treasurer for a junior resource company with exploration projects in western Canada.  Mr. Schwab has assisted in the development of joint ventures, the raising of equity, debt and other financings and the provision of corporate secretarial, management and shareholder relation services.

Kenneth F Swaisland, Director, Age 66.  Mr. Swaisland’s career spans four decades with a history of start-up project development on a major scale.  Over the past decade, he has been directly involved in funding close to $1billion in a full range of financings.  His early endeavors include the introduction of a novel pre-fabricated shelter system which quickly became a North American standard, with an estimated 20 million square feet of the product in use.  He was also involved in the design, supply and building, in the mid-seventies, of the most northern permanent town site in the Western Hemisphere (Nanasivik mine site on Baffin Island).  In the early eighties, Mr. Swaisland was a resident of Bermuda serving as managing director of a private multi-functional company.  He headed their Strategic Planning Unit, which serviced the geo-political requirements of a number of major international companies as well as managing the company’s global affairs in finance, technology acquisition and development, and investment.  Upon his return to Canada in the late eighties, he created a venture capital and investment group, which focused on funding and developing start up technology based companies.  In the late nineties, Mr. Swaisland, started a company from scratch with his own capital, Kafus Industries, Inc., and built it over a 30-month period into what is believed to be one of the largest organizations of its type in the world, with operating assets in excess of half a billion dollars.  Within the past five years, Mr. Swaisland has provided strategic planning services to two private companies, American Xeno and American Stem Cell.  For the past two years, he has worked solely for Rampart Detection Systems as head of management and corporate development.

David Crawford, President of Rampart Reconnaissance, Age 58.  Mr. Crawford obtained his Bachelor of Arts degree from Harvard University in 1972, and his Masters of Science graduate degree from Georgetown University in 1975. He is a well-established senior executive, having sold his last two businesses to Tom Hicks (Texas Rangers) and Caroline Hunt.  He now assists businesses in tackling extraordinary assignments, such as the launch of entirely new industries.  From 2003 to the present, he has been a management consultant to Icebound Management, which operates a combination ice arena (two NHL surfaces) and entertainment center, which he designed, created and financed, and then implemented its operations to include 124 employees.  He has experience in telecommunications (Tritel, Inc., President from 1984-1994), military equipment and electronics (International Marketing Representative for General Dynamics from 1978 to 1981) and as deputy to the Vice President of International marketing for E-Systems from 1976 to1978.

Offer Statistics and Expected Timetable.

Not Applicable, as no money is being raised in this registration.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued, during the fiscal years ended July 31, 2010 and both paid and to be paid through July 31, 2011, to the Company’s highest paid executive officers.

Summary Compensation Table

Name and Position	YEAR	Compensation ($) (1)	Bonus ($)	Stock Awards ($)	Option Awards	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)
Kenneth Swaisland, CFO Chairman	2010	120,000	-	-	-	-	-	-
	2011	205,000[2]	87,628[2]	-	250,000 at $0.40	-	-	-

David Crawford, President of Rampart Reconnaissance	2010	0	-	-	-	-	-	-
	2011	82,000	-	-	250,000 at $0.40	-	-	-

Andrew Schwab	2011	52,000[3]	-	-	150,000 at	-	-	-
President, CEO Secretary					$0.40
Paul McClory	2010	56,000[4]			250,000 at
Director, President, Rampart Ind. Ltd	2011	40,000[4]			$0.40

(1)  All amounts are expressed in US Dollars unless otherwise noted..

(2)  Compensation is in CDN Dollars, Bonus is in US Dollars.  As at July 31, 2011 $60,000 of the $205,000 Compensation was accrued and unpaid.  The Bonus is calculated as 4% of the first $1,000,000 in net funds raised (either by way of share or convertible debt issue) plus 3% of net amounts raised over $1,000,000.  None of the Bonus has been paid as at July 31, 2011.  Compensation and Bonus may only be paid if in the opinion of management the Company has sufficient working capital on hand to meet six months of estimated expenses.

(3)  In CDN Dollars.

(4)  None of these amounts have been paid.  These amounts may only be paid if Rampart Industries Ltd. raises at least 500,000 British Pounds in an equity or convertible debt financing.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested

Kenneth Swaisland	250,000	—	$0.40		—	—

Michael Dean McClain	250,000		$0.40

Milton Datsopoulos	250,000	—	$0.40		—	—

Paul McClory	250,000	—	$0.40		—	—

Note that the options listed above for Kenneth Swaisland and Paul McClory are the same options disclosed in the Executive Compensation summary table noted above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company’s outstanding common stock as of September 30, 2011 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 47,822,727 common shares as of September 30, 2011.

Beneficial ownership means sole and shared voting power or investment power with respect to a security. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options and/or warrants currently exercisable, or exercisable at a later date, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. At this time, however, there are no such options or warrants granted or outstanding.

IDENTITY OF PERSON OR GROUP	ACTUAL AMOUNT OF SHARES OWNED	ACTUAL PERCENT OF SHARES OWNED	CLASS
Ken Swaisland	17,513,333	36.62%	Common
Querent Technologies, Inc.	13,340,000	27.89%	Common
Milton Datsopoulos	500,000	1.05%	Common
Michael McClain	600,000	1.25%	Common
Paul McClory	1,070,932	2.24%	Common
Andrew Schwab	500,000	1.05%	Common
All Officers and Directors as a group	20,184,265	42.21%	Common
TOTAL	32,524,265	68.01%

Beneficial Ownership of Securities:

Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

Information on the Company

History and development of the Company

Rampart Detection Systems, Ltd. (“Rampart” or the “Company”) was incorporated on January 9, 2009 in Canada.  The Company was formed with a single focused objective: to become a global leader in the development and marketing of a wide range of detection systems based on the technical capability to locate and identify specific inherent or induced/stimulated electromagnetic radiation signatures common to electronic systems, metallic ordnance, and even human organisms.

Business Overview

This corporate goal is only made possible through Rampart's ownership of proprietary electromagnetic radiation detection technologies.  The core technology which serves as the basis of Rampart’s corporate development program is currently in industrial application, thereby the Company believes, significantly reducing development risk for expansion of the technology into other critically important fields of use.

The technology can be applied in many areas including, but not limited to, future improvements towards Security; Police; Defense; Military and Industrial applications throughout the world.

The Rampart Science

James Clerk Maxwell first formally postulated electromagnetic waves. These were subsequently confirmed by Heinrich Hertz. Maxwell derived a wave form of the electric and magnetic equations, thus uncovering the wave-like nature of electric and magnetic fields, and their symmetry. According to Maxwell's equations, a spatially varying electric field causes the magnetic field to change over time. Likewise, a spatially varying magnetic field causes changes over time in the electric field. In an electromagnetic wave, the changes induced by the electric field shift the wave in the magnetic field in one direction; the action of the magnetic field shifts the electric field in the same direction. Together, these fields form a propagating electromagnetic wave.  A quantum theory of the interaction between electromagnetic radiation and matter such as electrons is described by the theory of quantum electrodynamics.

All machinery; electronics; ferrous and non-ferrous metallic components and even living organisms either have a naturally occurring emission of electromagnetic radiation or are capable of being stimulated to generate their own unique and specific identity of radiation. The signature of that electromagnetic radiation, whether naturally occurring or artificially induced, provides valuable clues as to object composition. It represents a unique fingerprint that once detected, isolated and interpreted, offers the capability for identifying and tracking the function and/or object emitting the radiation as well as the detection of any associated anomalies. (see Tipler, Paul (2004) “Physics for Scientist and Engineers” and Jackson, John David (1999), “Classical Electodynamics.”)  That capability represents the core of the Rampart Science.

Historic Technology Challenges to the Detection of Electromagnetic Radiation

The creation of viable operating electromagnetic radiation detection systems able to take full advantage of this natural occurring phenomenon have generally failed because of two significant technical challenges:

1.

The targeted object does not generate any natural emission of electromagnetic radiation.

2.

The targeted object naturally emits a specific electromagnetic radiation signal but it is so weak that it becomes lost in the general electromagnetic noise common to the targets surroundings.

The Rampart Technology Solution

All Rampart Detection products have their developmental roots in one of the basics of Rampart’s science:  the capability to sense, analyze, classify and identify naturally occurring emissions of electromagnetic radiation.   All naturally occurring electromagnetic radiation contains specific signatures aligned with the generation source. Analysis of these emission signatures permits classification and identification of the source. Alternatively, we have the capability, in the case where no naturally occurring electromagnetic emissions can be monitored, to create an electromagnetic field that covers the target area. Distortions to this electromagnetic field resulting from the absorption and/or reflection from target objects of specific material class compositions are unique. As a result, Rampart can identify those specific material classes through the identification and classification of their specific absorption and/or reflection signatures. (see, for example, Allen Taflove and Susan C. Hagness (2005). Computational Electrodynamics: The Finite-Difference Time-Domain Method,

Rampart’s Two “Technical Pillars”

1.

The proven stand-off capability to induce, detect and interpret an electromagnetic radiation signature generated by a targeted object.

2.

The ability to detect the weakest of naturally generated electromagnetic radiation and classify it independently of all surrounding electromagnetic clutter at a meaningful distance from a mobile platform.

Rampart Products

Rampart’s Current Product Portfolio includes existing, proven technology and applications and pending applications still in research or laboratory formulation.

Each product will have gone through several phases to reach the ultimate consumer market:

a)

Initial Design Stage, which is the formulation of the concept such that developers and research scientists can attempt to create a product of this description having the desired characteristics and performance parameters;

b)

Laboratory Proof of Concept, which indicates that the research teams and the persons responsible for actual construction or manufacture of the product have made a working model, which functions in laboratory conditions;

c)

Demonstration Stage, which allows for the working laboratory model to be shown to outside, or third-party viewers to demonstrate the efficacy of the product, although it remains subject to additional refinements and improvements, in part based upon results of these demonstrations and feedback from the viewers or end-users; and

d)

Deliverable Stage, which is the final rendition of the product, suitable for manufacturing by an independent third party manufacturer, and ultimate delivery to the end-user for retail usage or deployment in the actual environment of the end user or purchaser.

Rampart’s current product and product capabilities fall into two general categories – Commercial and Industrial.

The Industrial Division

Products at the Deliverable Stage

•

Detection of faulty electrical distribution within residential and industrial areas

Demonstration Stage

•

Real Time Inspection of Steel Cord Conveyor Belts (BELTGARD)

Lab Based Proof of Concept

•

High Speed Inspection of Rail Lines

•

Inspection of Bridge Decks

•

Inspection of Suspension Bridge Cables

•

Inspection of Elevator Cables

•

Instantaneous Magnetic Crimping of Oil & Gas pipes in reaction to a catastrophic leak

Initial Design Stage

Rampart has concluded sufficient design work on the following technology applications to warrant their listing as potential industrial products:

•

Inspection of aluminum aircraft skins and components

•

Inspection of wire harnesses for electrical faults

•

Geophysical survey system

•

Intelligent Field Mill for atmospheric and earthquake/volcano electric field research

•

Inspection system for ship hull weld seams

•

Inspection system for oil tanks

•

Inspection system for steel cord radial tires

•

Mine Rescue Beacon

•

Alternative to Ground Penetrating Radar for subterranean exploration

The Commercial Division

Rampart products associated with this division generally fall within Police; Security; Counterterrorism and Emergency Response Markets:

At the Deliverable Stage

•

Certain Systems for Global Police Use

•

The Rampart “Brick” Mobile Computing Platform

Demonstration Stage

• Soldier-Borne Anomaly Detection System

Approaching Demonstration Stage

•

Wide Angle Hidden Contraband Detection

•

Person-Borne Hidden Contraband Detection

Initial Design Stage

The following products have completed the initial design stage and are awaiting transition to the laboratory proof of concept stage:

•

Detection of humans through the detection of heart electromagnetic emissions

•

Detection of intrusion on, around or under long span metal fencing

•

Subterranean exploration

•

Inspection of packages

•

Soft tissue anomaly imaging

Research and Development Team (Full-time Independent Contractors)

David Wiebe, Head of Engineering.  Mr. Weibe received his Diploma of Technology from the British Columbia Institute of Technology and a Certificate of Electronics from the Universoty of Fraser Valley.  His responsibilities include designing electronic circuitry, prototyping of electronic circuits, and the design, writing and debugging of firmware and software for various microprocessors, embedded units and personal computers.  Mr. Wiebe has also taught electronics at the University of Fraser Valley.  Mr. Wiebe is the owner of Querent Technologies.

Edmund Fortin, Research Physicist. Mr. Fortin received his Bachelor of Science degree in Physics from the University of Fraser Valley.  He conducts experimental design, computer modeling and fundamental and applied research and data analysis for the Company.

Derek Lacoursiere, Research Mathematician. Mr. Lacoursiere received his Bachelor of Science degrees in Mathematics and Physics from the University of Fraser Valley.  His roles at the Company are in fundamental and applied research, software development pertaining to data analysis, and in experimental work aimed toward the expansion of Rampart’s technological portfolio.

Jeremy Wright, Electronics Technician. Mr. Wright received his Electronics Technician Certificate from the University of Fraser Valley and his duties include electronic circuit assembly, electronic circuit testing and debugging as well as software writing.

Research Advisors

Dieter Blum, Chief Research Advisor.  Mr. Blum holds over sixty patents in his name and the Company considers him to be the definitive inventor of the Company’s technology.  For the past twenty years, Mr. Blum has directed his knowledge and technical experience with electrodynamics and electromagnetic towards the creation of practical and applicable technologies, one of which was the Belt C.A.T. steel-cord conveyor belt inspection system which has become the working standard throughout the mining and bulk handling industries.  In his role as Chief Research Advisor, Mr. Blum is responsible for establishing research and development priorities and the coordination thereof, as well as ensuring that the Rampart Research Team initiates, manages and successfully concludes specific corporate research objectives.

Current Patent Information

The continual building of Rampart’s Intellectual Property portfolio includes inherent copyright on firmware, software, circuit designs and layouts. It also includes the patent process and this is pursued in the following manner on a root technology by root technology basis:

1.

The filing of a US provisional patent application. This filing provides Rampart with a worldwide priority date, and gives us 12 months from the date thereof to file a full utility application in the US and an international PCT application as well. As a side note, we tend as a rule to draft these provisional patent applications in the form of a full utility application, which stands Rampart in good stead when such full utility is eventually filed;

2.

Within 12 months of the above, the filing of a full US utility application claiming the benefit of the priority date granted by the preceding US provisional patent application;

3.

In simultaneity with the above 2, the filing of an international PCT application (designating all those PCT jurisdictions we desire to seek protection in) claiming the benefit of the priority date granted by the preceding US provisional patent application.

Rampart Detection Systems, Ltd. Patent Portfolio Development Status
Title	Type	Serial No.	Filing Date	Status
“Electric Field Signature Detection Using Exciter-Sensor Arrays”	Utility	13/100,732	May 4, 2011	Filed, patent pending
“Electric Field Signature Detection Using Exciter-Sensor Arrays”	PCT	PCT/US11/35275	May 4, 2011	Filed, patent pending
(EMRAC) “Transverse Electromagnetic Gradiometer”	Provisional	61/485,997	May 13, 2011	In effect for 12 months
(ELFIS) “Electrical Low Frequency Impedance Sensing”	Provisional			Preparing to file a provisional patent application
(BeltGard) “Method and Apparatus for the Electrodynamic Inspection of Ferromagnetic Cables”	Provisional	61/511,010	June 2, 2011	In effect for 12 months
(MineSafety) “Apparatus for Emergency Electrodynamic Capping of Pipes and Wells”	Utility	13/152,250	June 2, 2011	Claims priority over two previous provisional applications
(MineSafety) “Apparatus for Emergency Electrodynamic Capping of Pipes and Wells”	PCT	PCT/US11/39131	June 3, 2011	Claims priority over two previous provisional applications and 13/152,250

Selected Rampart Sample Product Profiles

The High-Speed Inspection of Steel Cord Conveyor Belts

Development Status:  Demonstration Stage

Fifteen years ago, Rampart’s Chief Research Advisor invented the patented and revolutionary BELT CAT steel cord conveyor belt inspection system. That original system established a new standard within the industry. It permitted operators to detect and evaluate conveyor belt flaws ahead of costly breakdowns which could threaten to close down total production operations. The system has been successfully deployed at 100’s of the world’s largest mine sites for the past decade or more.  The BELT CAT product is not owned or distributed by the Company.

Current competitive market:

The original BELT CAT patent portfolio is due to expire. Numerous companies worldwide have attempted to offer competitive conveyor belt inspection systems. In all cases they have failed to meet the operating standards of the proprietary BELT CAT system.  That situation could change upon the expiration of the BELT CAT patents as the system’s underlying technology advantages enter the public domain.   In anticipation of this occurrence, Rampart has designed a completely new generation of a conveyor belt inspection system that is separately patentable, technologically distinct and state of the art: The BELTGARD System.  Rampart believes that the novel features of the BELTGARD Inspection System will permit the company to assume a global leadership role in steel cord conveyor belt inspection.  Unlike the original licensee of the BELT CAT system, who only offered an inspection service, Rampart intends to sell, install and manage permanent onsite BELTGARD Systems.  Rampart believes there are over 2000 potential customers who could use 3-4 BELTGARD Inspection Systems per location.

The High-Speed Inspection of Rail Lines

Development Status: Laboratory Proof of Concept

Current rail line inspections are generally based on the use of a mix of sensing techniques such as Ultrasound, Eddy Current and Radiography.   Unfortunately, conventional rail line inspection is limited to a maximum speed of less than 70 kph and generally requires the mounting of extensive equipment on an independent, rail-mounted conveyance.   These conventional systems are prone to missing rail line flaws; require a number of technically-competent support personnel and are expensive to operate and maintain.

Rampart is developing a rail line inspection system capable of being permanently mounted directly on a train’s locomotive with the capability to detect and evaluate the majority of flaws commonly occurring on and in rail lines and their integral components.  This system should have the ability to accomplish this in real time, at high train speeds of up to 550 kph.  The Rampart High-Speed Rail Line Inspection System will be capable of immediately alerting train personnel as to the nature of the detected flaw and its severity.  Rampart’s capability would permit the global railway industry to establish modern and cost effective Rail Defect Management Systems capable of internal operation and management without the costs and inefficiencies often encountered with contracted rail line inspections.

Magnetic Crimping System

Development Status: Laboratory Proof of Concept

In direct response to the environmental catastrophe caused by the deep water BP oil pipe rupture in the Gulf of Mexico, Rampart Detection Systems Ltd. (Rampart) developed a proprietary system capable of automatically reacting to such an event by permanently crimping the oil or gas pipe and preventing the runaway flow of oil or gas. The BP oil pipe failure vividly illustrated the complete failure of conventional failsafe systems designed to prevent such occurrences.

Rampart believes that its proposed Magnetic Crimping Technology could become the basis of the ultimate failsafe system to be incorporated in all existing and future oil and gas drilling; pipeline and storage operations.

Rampart’s Magnetic Crimping Technology is grounded in the proven physics of Classical Electrodynamics. Rampart’s research and development team has modified generic scientific principles to provide a novel and patentable application capable of instantaneous response in the event of a catastrophic failure within marine and land-based oil and gas drilling platforms, related pipelines and containment infrastructure. The Rampart system can be applied in two functions:

(1) New Installations

Rampart has designed a specially engineered and constructed section of wellbore casing which is installed just before the wellhead or, alternatively, a modular unit designed to replace the conventional Blow Out Preventer (“BOP”) which can be fitted at the wellhead itself. Both unit designs contain magnetic field generating coils; electric current injection zones and crimp force interaction zones.  The requisite electrical power for both the magnetic field and current injection is designed to be provided by dense pulsed power sources such as superconducting magnetic energy storage systems, electromechanical flywheel generators or explosively pumped generators.

(2) Retrofit of Existing Installations

For the sealing of wellbores or pipes that have not been pre-equipped with Rampart’s proprietary Magnetic Crimping System, a special portable clamp-on version can be deployed and installed onto an existing wellhead infrastructure or a leaking pipe. Once the Rampart System is activated all further leakage will be terminated at the pipe crimp.

Mine Rescue Beacon

Development Status: Initial Design Stage

Rampart’s Research and Development Team has determined that EMRAC can serve as the receiver platform for an innovative and novel Mine Rescue Beacon system capable of transmitting a wireless signal through more than 2500 feet of bedrock. Conventional mine emergency communications systems are incapable of such a wireless transmission range. Rampart Rescue Beacons would be located within the emergency shelters / mine rescue chambers / muster stations generally located throughout the subterranean mining area. In the event of an emergency, a miner would engage an activation lever on the Rescue Beacon. The resulting transmitted signal will clearly identify the location of the miner(s), as well as confirm the presence of survivors to potential rescuers, much like the Emergency Locator Transponder that commercial aircraft carry and deploy as necessary.

As was illustrated in the recent Chilean mine disaster, rescue teams can generally only guess at the location and possibility of survivors.

Soft Tissue Anomaly Imaging

Development Status:  Initial Design Stage

The Development Team has ascertained that because of developments in non-contact electrodynamic sensing and the pseudo-imaging of both conductive and non-conductive (dielectric) materials and composite objects embodying the same, specifically in the areas of person-borne contraband / IED screening and detection, Rampart can apply these technologies and techniques to the development of an augmentative//alternative pre-screening adjunct to detection of soft tissue anomalies, such as utilized in current breast cancer detection methods.

Rampart’s innovation could offer medium-resolution soft-tissue imaging at high-speed throughput, with reasonable false-positive and false-negative rates.  Utilizing an electrodynamic bulk volume interrogation method that is completely different from current techniques, and employing novel polytomographic reconstruction methods and algorithms (due to the nature of the novel sensing method), soft-tissue, particularly female breast tissue, may be scanned and examined for the direct presence of volume-borne tumors and anomalies.  We are now entering the preliminary research phase towards adaptation of this electrodynamic technique towards potential medical applications.

If successful, the key advantages to this approach are:  no ionizing radiation employed  (X-ray or CT); no breast compression needed (as in X-ray); no galvanic (electrical) contact is used (as in EIT); and no liquid interfacial is necessary (as in FIR optical).  In essence, this technical innovation would permit screening without the use of radiation or the acute discomfort currently common to standard mammographies.

Geophysical Survey System

Development Status: Initial Design Stage

As a direct result of recent research and development in the areas of covert tunnel detection, Rampart has concluded the initial design calculations on what promises to be a completely new and innovative replacement for Ground Penetrating Radar (GPR). If fully developed, Rampart’s novel “Ground Penetrator” could eventually represent a technology shift in man’s capability to visually penetrate the earth’s surface, to greater depths, for the detection and identification of targeted anomalies such as forensic evidence; mineral and water deposits; architectural remains and geophysical functions.  The current physical limitations of standard GPR include highly complex functioning and data processing needs; restrictions on the mobility of use; electrical power restraints and limited vectoring and depth capabilities.  All of these problems have the potential of being eliminated by use of “Rampart’s Ground Penetrator.”  Development of this new Rampart exploration system could have global significance in the seeking of water and mineral deposits in developing countries.

Electrical Utility Applications

Development Status: Deliverable Stage

Rampart’s proprietary EMRAC (Electromagnetic Radiation Analyzer and Classifier) technology can be used by electrical utilities to detect and analyze all the various electromagnetic harmonic signatures re-radiated from power utility distribution transformers (i.e., reflected back from various non-linear loads in residential, commercial and industrial settings.)

Additionally, EMRAC can detect and analyze the electromagnetic signatures indicative of unsafe power feeds (excessive net or neutral currents), faulty streetlight ballasts and leaky distribution transformers.

Capabilities include:

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Detection of power theft

•

Detection of excessive/unsafe power consumption

•

Detection of excessive/unsafe net currents

•

Net current mapping

•

Detection of excessive/unsafe neutral currents

•

Neutral current mapping

•

Detection of buried HV feeders

•

Detection of buried LV feeders

•

Transformer feed-point tracing

•

Power quality assessment

The “Brick” Computer

Development Status: Deliverable Stage

Rampart’s electro-dynamic sensing and signal processing systems are wholly dependent upon the use of computers. After investigating the available vehicular, marine and military processing platforms, Rampart’s research team elected to design and build a “rugged” mobile processing platform that provides the necessary software execution capability, power consumption, storage capacity and physical size. The result is the “Brick” mobile processing platform.

Although initially designed and configured as part of Rampart’s proprietary EMRAC System, (Electromagnetic Radiation Analyzer and Classifier) the “Brick” computer has the immediate potential to become Rampart’s first retail product with applications in police; security; defense and the general consumer market where there is currently a substantial void in mobile processing platforms offering the inherent operating characteristics of the “Brick”.

Although Rampart has determined that its mobile processing platform can be utilized in various industry applications and application areas, which include: (1) Man-borne signal processing; (2) Vehicle, marine or aircraft-borne Signal Processing; (3) Police, public safety and military; (4) General high-speed and deep data acquisition; (5) Mobile music recording; (6) Mobile video recording; and (7) Rugged media/data vault and server.

This product's salient features include:

• Configurable with i5 or i7 (non-mobile) cores for maximum computing power

• Smallest possible form factor

• Completely passively cooled

• No moving components (no fans or HDD’s)

• Rugged (rated IP65)

• -30C to +50C ambient temperature range

• 10VDC to 28VDC at 155W power consumption (with <7V start ride through)

• Intelligent power sequencing on ignition startup and shutdown

• Runs applications autonomously

• Massive I/O count

RAMPART Overall Organizational Structure

North American Corporate Flow Chart

(Operating Entities Only)

Rampart Detection Systems Ltd.

A British Columbian Corporation

Exclusive Global Rights Holder for certain proprietary

Electrodynamic Detection Technologies (The Technologies)

Rampart Reconnaissance Inc.

Wholly owned, Nevada incorporated, subsidiary of Rampart Detection Systems Ltd.
Holds the exclusive US rights to all uses of The Technologies.

Rampart Defense Inc.

A private Nevada controlled subsidiary corporation.
Granted the exclusive US rights to The Technologies as they apply to Military use in the US and the non-exclusive rights as they apply to territories where US military forces are active.

European Corporate Flow Chart

(Operating Entities Only)

Rampart Detection Systems Ltd.

A British Columbian Corporation

Exclusive Global Rights Holder for certain proprietary

Electrodynamic Detection Technologies (The Technologies)

Rampart Industries Ltd.

A private UK incorporated company. Exclusive sub-licensee for all applications of The Technologies within the UK; Europe; Africa & the Middle East with the exception of Israel. Currently approx. 80% held by the master licensor,

Rampart Detection Systems Ltd, and approx. 20% by its Executive.

The Company acquired an exclusive license for certain existing electromagnetic based technologies and future derivations and improvement thereto from the holder of the intellectual property rights, Querent Technologies for 5% of the gross revenues received by the licensee.  The license included rights to sublicense on a global basis.  The Company established two sublicensed operations, namely Rampart Industries, Ltd., a United Kingdom resident company (“Rampart UK”), and Rampart Reconnaissance, Inc., a Nevada corporation (“Reconnaissance”), both of which are majority-owned by Rampart (the registrant).  Rampart UK was formed to take advantage of the UK’s expanding need for counter-terrorism, security and police technologies while Reconnaissance was formed to take advantage of the increased demand for U.S. homeland security infrastructure and related products, with the sub-licenses granted to these entities specific to their territorial ambit (the United States for Reconnaissance and the United Kingdom, Europe, Africa and the Middle East (excluding Israel), for Rampart UK)  No royalty is due as the parent company owns these entities and benefits from its equity ownership

A distributor named Bridge Systems, Ltd. Took on the responsibility of identifying police, military and counter-terrorism  markets for the Company’s product development within the United Kingdom, while David Crawford was retained to act as president of Reconnaissance with the responsibility of researching, identifying and, eventually, closing strategic joint venture relationships within the U.S. defense and counter-terrorism industries.

Property, plants and equipment

The Company leases office space in Murrayville, Canada, at a lease rate of $2,750 per month, for a three-year period, escalating to $2,979 for years two and three.  The Company is also responsible for operating costs of the facilities, estimated at $1,600 per month.

The Company also subleases office space, through its US subsidiary, Rampart Reconnaissance, located at 4809 Cole Avenue, in Dallas, Texas.  This sublease operates on a month to month basis and the Company pays $578 per month for one-third (1/3) of the total space at that location.

Unresolved Staff Comments

None.

Operating and Financial Review and Prospects

This filing contains a number of forward-looking statements which reflect management's current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements addressing operating performance, events, or developments which management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," "anticipate," "estimate," "may," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in our next Annual Report on form 10-K and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Fiscal year ended July 31, 2010 compared with the period from inception (January 9, 2009) to July 31, 2009.

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and changes in other financial factors of the year ended July 31, 2010, compared with those of the period from inception through July 31, 2009.

Revenues.

The Company had no revenues for the year ended July 31, 2010 compared to $200,000 for the period from inception (January 9, 2009) to July 31, 2009.   These revenues were derived only from sub-license fees payable to the Company.

Expenses.

General and administrative expenses.

General and administrative expenses for the year ended July 31, 2010 were $949,844, which represents an increase of $705,471 from the expenses for the period from inception (January 9, 2009) to July 31, 2009.  Major items of expense of the two years are presented below.

	2010	2009

Advertising and promotion	$58,612	$1,879
Advisory and directors fees	190,778	37,894
Development Costs	580,452	192,529
Professional fees	52,454	23,069
Other	67,548	650
Total Expenses	$949,844	$244,373

Advisory and directors fees includes amounts paid or accrued to Ken Swaisland Paul McClory, who are both senior executives of the Company.   These fees increased as a result of the Company entering into advisory and directors fee agreements as described below more fully under “Material Commitments”.

Development costs include all amounts directly attributable to the development of technology owned or licensed by the Company.  These costs include amounts paid to both contractors and employees for research and development activities and for materials consumed during these activities.  These costs increased from 2010 to 2011 as a direct consequence of the Company’s increased efforts to develop its technology.

Office and miscellaneous includes corporate overhead costs such as rent, telephone and other office costs.  These costs increased as a direct result of the Company’s increased level of operations.

Professional fees includes all fees paid or accrued to legal counsel and for accounting and auditing services.  These fees increased as a direct result of the Company increased level of operations,.

In general, costs have increased in all categories comparing 2011 to 2010 due to the greater level of activity in the Company to develop and market its technology.

Operating Income (Loss).

We had an operating loss during 2010 of $949,844 compared with $44,373 for the period from inception (January 9, 2009) to July 31, 2009.  The reasons for this increase are discussed above.

Foreign exchange (gains) losses.

The foreign currency translation adjustment, which is the impact of different foreign exchange rates applied to balance sheet accounts, versus those applied to income statement accounts, was a loss of $3,553 for 2010, which contrasts with a gain of $11,648 for the period from inception (January 9, 2009) to July 31, 2009.

Total Net Loss.

For the 2010 year end period, we had a total net loss of $989,872 compared with a total net loss for the period from inception (January 9, 2009) to July 31, 2009 of $44,373.  This increase was the result of the increase in operational expenses as described above.

Net Loss Per Share.

Net loss applicable to common stock holders was $0.03 per share in 2010 compared with $0.00 per share for the period from inception (January 9, 2009) to July 31, 2009.  The change in income per share is reflective of the expense increase as the number of common shares subscribed has not changed.

Liquidity and Capital Resources.

As of July 31, 2010, we had a working capital deficit of $669,982, compared to a working capital deficit of $8,657for the period from inception (January 9, 2009) to July 31, 2009. The increase is due principally to an increase in research and development commitments made during that time period.

On June 21, 2010 RES, a subsidiary of the Company, advanced $25,000 to an arm’s length corporation.  The advance was secured by a promissory note containing the following terms which was due on the earlier to occur of (a) the completion of a round of equity financing by the borrower with aggregate gross proceeds of $300,000, or (b) September 19, 2010.

As of July 31, 2010, $225 of accrued interest (at 8% per annum) had been recorded in connection with this note receivable.   On November 9, 2010 the $25,000 principal amount of the loan was repaid.

Over the next 12 months, the Company expects to meet its cash flow requirements through revenues from operations, issue of convertible debt and bank financing, if necessary..

Sources of Capital.

We expect our revenues generated from operations to cover our projected working capital needs; however, if additional capital is needed, we will explore financing through options such as convertible debt issues, bank financing and shareholder loans. Shareholder loans are without stated terms of repayment. We have no formal agreement that ensures that we will receive such loans.

Material Commitments

Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s then-president, Kenneth Swaisland. The term of the agreement was 24 months at a rate of $10,000 CDN Dollars per month.  If during the term of the agreement the Company completed a private placement of at least $1,000,000, the amount of the monthly fee would increase to $15,000 CDN Dollars per month or such other amount upon which the parties agree.  As of February of 2011, this contract was altered to a base fee of $15,000 CDN Dollars per month, with an increase to $20,000 CDN Dollars per month if certain financial targets are met and a public listing is secured for the Company.  A funding bonus was included which has accrued to $90,907 for the year ending July 31, 2011, which remains unpaid, and which will be recorded in that financial.  The funding bonus is calculated as 4% of the first $1,000,000 in net funds raised (either by way of share or convertible debt issue) plus 3% of net amounts raised over $1,000,000.  The funding bonus may only be paid if in the opinion of management the Company has sufficient working capital on hand to meet six months of estimated expenses.

The Company also entered into an agreement with its current president, Andrew Schwab, for $6,000 per month (increasing to $8,000 per month if financial targets and public listing are attained), and granted him 150,000 options at $0.40 per share, vesting immediately.

The Company has a consulting services agreement with David Crawford, who is president of the Rampart Reconnaissance subsidiary, under which he receives $8,000 per month, increasing to $12,000 per month 120 days after the Company becomes listed and trading in the United States, and 250,000 warrants to purchase the Company’s common stock at $0.40 per share, which become fully vested after 10 months of service.

Effective June 25, 2010 the Company entered into a lease on premises for its offices.  The term of the lease is for 3 years commencing September 1, 2010 at rate of $5,249.22 per month for the first year and $2,979 per month for years two and three.  The Company paid a deposit of $15,146 to be applied against first, second and last month's rent.

Off Balance Sheet Arrangements

None.

Three and Six-month periods ended January 31, 2011 compared with January 31, 2010.

The following is an analysis of our revenues and gross profit, details and analysis of components of expenses, and changes in other financial factors of the three and six month periods ended January 31, 2011, compared with those for the three and six month periods ended January 31, 2010.

Revenues.

        The Company had no revenues for the three and six month periods ended January 31, 2011 and 2010.

Expenses.

General and administrative expenses.

General and administrative expenses for the three month period ended January 31, 2011 were $319,645 compared to $11,523 for the comparable period ending January 31, 2010.  These expenses for the six-month period ended January 31, 2011 were $599,362, which represents an increase of $433,660 from the expenses for the six-month period ending January 31, 2010.  The reasons for these increases were the additional consulting and advisory fees, along with research and development costs as we expanded our commitment to product development.  Major items of expense of the two years are presented below.

GENERAL AND ADMINISTRATIVE EXPENSES
	Jan 31, 2011 Quarter End	Jan 31, 2010 Quarter End	Jan 31, 2011 Six Month End	Jan 31, 2010 Six Month End
Advertising and promotion	15,950	1,682	18,480	3,500
Advisory and directors fees	97,904	44,301	169,770	99,574
Depreciation	1,710	-	2,996	-
Development costs	84,607	45,711	216,942	33,219
Foreign exchange (gains) losses	(2,944)	(440)	(5,504)	600
Office and miscellaneous	40,969	4,639	75,287	4,737
Professional fees	48,890	5,717	64,089	11,562
Travel	32,559	9,913	57,302	12,510

	319,645	111,523	599,362	165,702

Advisory and directors fees includes amounts paid or accrued to Ken Swaisland and Paul McClory, who are both senior executives of the Company.

Development costs include all amounts directly attributable to the development of technology owned or licensed by the Company.  These costs include amounts paid to both contractors and employees for research and development activities and for materials consumed during these activities.

Office and miscellaneous includes corporate overhead costs such as rent, telephone and other office costs.

Professional fees includes all fees paid or accrued to legal counsel and for accounting and auditing services.

Travel includes costs incurred by executives and contractors in traveling to promote the Company’s business and to raise funds by way of convertible debt issue.

In general, costs have increased in all categories comparing 2011 to 2010 due to the greater level of activity in the Company to develop and market its technology.

Operating Income (Loss).

We had an operating loss during the six month period ending January 31, 2011 of $599,362 compared with $165,702 for the six month period ending January 31, 2010.  For the three month period ending January 31, 2011, we had an operating loss of $319,645 compared with $111,523 for the comparable period in 2010. The reasons for this increase are discussed above.

Foreign exchange (gains) losses.

The foreign currency translation adjustment, which is the impact of different foreign exchange rates applied to balance sheet accounts, versus those applied to income statement accounts, was a loss of $2,944 for the three month period ending January 31, 2011 compared to $440 for the same period ending January 31, 2010.  For the six month period ending January 31, 2011, we had a loss of $5,504 which contrasts with a gain of $600 for the six month period ending January 31, 2010.

Total Net Loss.

For the six month period ending January 31, 2011, we had a total net loss of $744,746 compared with a total net loss for the six month period ending January 31, 2010 of $165,702.  This increase was the result of the increase in operational expenses as described above.

Net Loss Per Share.

Net loss applicable to common stock holders was $0.02 per share for the six month period ending January 31, 2011 compared with $0.00 per share for the six month period ending January 31, 2010.  The change in income per share is reflective of the expense increase as the number of common shares subscribed has not changed.

Liquidity and Capital Resources.

As of July 31, 2010, we had working capital of $669,982, compared to working capital of $1,272,924 as of January 31, 2011. The decrease is due principally to an increase in operating costs, funded by convertible notes.

Over the next 12 months, we will require additional working capital

Sources of Capital.

We expect our revenues generated from operations to cover our projected working capital needs; however, if additional capital is needed, we will explore financing through options such as shareholder loans. Shareholder loans are without stated terms of repayment. We have no formal agreement that ensures that we will receive such loans. In the event shareholder loans are not available, we may seek long or short term financing from local banks.

Off Balance Sheet Arrangements

None.

Major Shareholders and Related Party Transactions

 Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s then-president, Kenneth Swaisland. The term of the agreement was 24 months at a rate of $10,000 per month.  If during the term of the agreement the Company completed a private placement of at least $1,000,000, the amount of the monthly fee would increase to $15,000 per month or such other amount upon which the parties agree.

During February 2011, the Company modified the advisory and strategic planning agreement with Swaisland, setting the  monthly fee at $15,000, which may increase to $20,000 provided certain financial targets and public listing requirements are met. In addition, the Company agreed to pay a funding bonus equal to 4% of the first $1,000,000 (net of expenses) of funds raised by the Company (whether by way of debt or equity and calculated from inception of the Company) through his involvement, decreasing to 3% of net funds raised over $1,000,000.  The funding bonus becomes effective once $1,500,000 net funds have been received by the Company.  To date, $90,907 in fees have been earned but not paid under this arrangement which will be recorded in the quarter ending April 30, 2011.

In February 2011, the Company entered into a contract with David Crawford, to serve as president of Reconnaissance, for base monthly fees of $6,000, which may increase to $8,000, provided certain financial targets and public listing requirements are met.

On April 30, 2009 the Company issued a total of 13,340,000 common shares at an estimated fair value of $7 as consideration for the buy down of the royalty owed to the licensor (Querent Technologies) under the original technology license between the Company and that licensor.  As a result, the royalty required under the original license was reduced from 40% to 5%.

The owner of Querent Technologies (a major shareholder), David Wiebe, is a full-time, independent contractor with the company, engaged to be head of engineering on behalf of the company, at a monthly fee of $6,000.

There are no loans from the company to any of its officers or directors, or even any of its consultants.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the distribution of these shares of Common Stock by Regal One and the subsequent resale of these shares, at the discretion of each recipient from time to time after the dividend is distributed and should exemptions from registration not be available to these recipients.. We will not receive any of the proceeds from the distribution of the dividend by Regal One, nor the sale by the Regal One dividend recipients of the shares of Common Stock.

Each Regal One dividend recipient (potentially a “Selling Shareholder”) of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin board or any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholders may use any one or more of the following methods when selling shares:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•

broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by a Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Shareholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Regal One Corporation has agreed to pay the fees and expenses incurred by the Company incident to the registration of the shares.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed dividend and possible resale shares by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Shareholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Potential Selling Shareholders

The following table provides, as of the date of the declared effectiveness of this Registration Statement, information regarding the beneficial ownership of our common stock held by dividend recipients and thereafter potentially the selling shareholder, including:

1.   the number of shares owned prior to this offering;

2.   the total number of shares received dividend and eligible for resale ;

3.   the total number of shares owned upon completion of the offering; and

4.   the percentage owned upon completion of the offering.

None of the dividend receiving shareholders is known to the Company to be a broker-dealer or affiliate of a broker dealer, however, the dividend distributing shareholder, Regal One Corp. will be distributing all of the registered shares to its own shareholders on a pro-rata basis. Regal One Corp. will not receive any payment for those shares and will not receive any commissions.

		Total Number of Shares to be Offered for Selling Shareholders Account	Total Shares Owned Upon Completion of Offering	Percentage of Shares Owned upon Completion of Offering
	Shares Beneficially
Selling Stockholders	Owned Prior to Offering

Regal One Corp. dividend recipients	300,000	300,000	0	0

TOTAL	300,000	300,000	0	0

Dilution     The common stock to be held by the receiving shareholders will be common stock that has already been issued to Regal One Corp.  Accordingly, there will be no dilution to our existing shareholders.

Expenses of the Issue

The Company is estimating $25,000 in legal and filing fees and $40,000 of accounting fees, all generally attributable to accumulating and presenting the information in this Registration Statement.

Additional Information

Description of Securities Other than Equity Securities: convertible notes, warrants

The Company has issued and outstanding a series of convertible notes, maturing between February 13, 2013 and May 31, 2013, all of which bear interest at the rate of 8% per annum, and which are convertible into shares of the Company’s common stock at prices ranging from $0.20 per share to $0.40 per share.  The total dollar amount of the notes is $1,398,000 and the note holders also possess warrants to purchase 837,500 shares at strike prices of $0.50 (425,000 shares) to $0.75 (412,500 shares), between September 10, 2012 and May 31, 2013.  Conversion of these notes may be at the election of either the Company or the note holder.

The Company issued an additional series of convertible notes, bearing 8% interest, and convertible at $0.40 per share, totaling $1,152,000.  This series of notes carried the rights to acquire 716,948 shares at $0.75 per share, with the lapse date of November 30, 2012.  All of the outstanding convertible notes were converted into common stock on April 30, 2011, resulting in the issuance of 7,837,727 shares, retiring a total of $2,696,900 in principal and $128,825 in interest.

Finally, the Company issued a number of options to its management and staff, to include directors and consultants, to acquire 1,310,000 shares at $0.40 per share as the exercise price.  These options may not be exercised until February 10, 2012, and will expire, if unexercised, on or before February 10, 2015.

Item 4A.

 Material Changes.

None.

Item 5.

  Incorporation of Certain Information by Reference.   To the extent that any information has been incorporated by reference in this Registration Statement, the Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus.  We will provide these reports or documents upon written or oral request, at no cost to the requester.  You may contact us at 4809 Cole Avenue, Dallas, Texas 75205 to request these documents.

 Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our Articles and Bylaws provide to the fullest extent permitted by Canadian law, that our directors and officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles and Bylaws is to eliminate our right and the right of our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles and By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director or officer.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.

 Indemnification of Directors and Officers.

Under provisions of the certificate of incorporation and bylaws of the registrant, directors and officers will be indemnified for any and all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys fees, in connection with threatened, pending or completed actions, suits or proceedings, whether civil, or criminal, administrative or investigative (other than an action arising by or in the right of the registrant), if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believes to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, directors and officers will be indemnified for reasonable expenses in connection with threatened, pending or completed actions or suits by or in the right of registrant if such director or officer has been wholly successful on the merits or otherwise, or is found to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, except in the case of certain findings by a court that such person is liable for negligence or misconduct in his or her duty to the registrant unless such court also finds that such person is nevertheless fairly and reasonably entitled to indemnity.

Item 7.

 Recent Sales of Unregistered Securities.

During the fiscal year August 1, 2009 through July 31, 2010, and in the six-month period ending January 31, 2011, the Company, and its subsidiaries, Rampart Reconnaissance, Inc. (“Reconnaissance”) and Rampart Defense Ltd. (“Defense”) undertook a series of common share issuances and other acquisition transactions.

Acquisition of Reconnaissance

By January 31, 2009, the Company had acquired 24,390,000 of the original 28,500,000 founding common shares of Reconnaissance (incorporated on January 14, 2009 in Nevada), representing an 85.6% interest, at a price of $0.0001 per share for total consideration of $2,439.  Reconnaissance had minimal operations and had generated no income.  Between September 3, 2009 and November 4, 2009, Reconnaissance issued a total of 5,013,333 of its common shares in connection with the following transactions:

•

2,330,000 common shares at $0.0001 per share for cash proceeds of $233

•

1,200,000 common shares at $0.001 per share for cash proceeds of $1,200

•

1,400,000 common shares at $0.01 per share for services with an estimated fair value of $14,000

•

83,333 common shares at $0.25 per share on conversion of $25,000 in Reconnaissance convertible debt

These shares were all issued under the auspices of Rule 4(2), and bear suitable restrictive legends.

The result of these transactions was an increase in net equity of Reconnaissance and a dilution in Detection’s (the parent’s)  holdings in Reconnaissance from 85.6% to 72.8%.

Reconnaissance’s acquisition of equity interest in Defense

Effective April 20, 2010, Reconnaissance entered into an agreement to acquire, by way of a share exchange, 12,500,000 outstanding common shares of Defense from a then-shareholder of Defense (Kenneth Swaisland) who is today a director of Reconnaissance.  Prior to this transaction, Reconnaissance and Defense were not under common control.  The Defense common shares represent approximately 38.7% of the outstanding common shares of Defense.  As consideration, Reconnaissance issued a total of 4,166,666 common shares on a 1 for 3 basis in exchange for the Defense common shares.

Rampart Detection Systems’ acquisition of 100% of the non-controlling interests in Reconnaissance in April 2010.  On April 21, 2010, the Company acquired all of the then non-controlling interests in Reconnaissance by way of a share exchange whereby the former Reconnaissance shareholders received 1 common share of the Company in exchange for every 2 common shares of Reconnaissance.  The Company issued a total of 6,645,000 common shares in exchange for the 13,290,000 outstanding common shares of Reconnaissance.  Accordingly, as of April 21, 2010 the Company owned 100% of the issued and outstanding common shares of Reconnaissance.

Reconnaissance acquisition of controlling interest in Defense July 2010.    Effective July 15, 2010, Reconnaissance entered into an agreement to acquire, by way of a share exchange, 13,700,000 additional outstanding common shares of Defense from an arm’s length shareholder of Defense, Array Capital.  The Defense common shares represent approximately 42.3% of the outstanding common shares of Defense bringing Reconnaissance’s holdings in Defense to approximately 81.0% of the outstanding Defense common shares.  As consideration, Reconnaissance issued a total of 500,000 shares of redeemable Series A Convertible Preferred Stock (the “Preferred Shares”) with an estimated fair value of $273,600.

The Reconnaissance Preferred Shares are redeemable for cash, along with any unpaid dividends and interest, at a rate of $1.00 per Preferred Share, on the fifth anniversary of issuance.  The Preferred Shares are entitled to dividends at a rate of 7% per annum payable in cash or additional Preferred Shares.  Any balance of unpaid dividends originally payable in cash bear interest at a rate of 15% per annum also payable in cash or additional Preferred Shares.  In addition to being redeemable on the fifth anniversary, the preferred shares are convertible into common shares of Reconnaissance at the option of the holder provided Reconnaissance has a publicly traded class of common stock.  The conversion price is the greater of the 60-day volume weighted average price of Reconnaissance’s common stock, as determined for the first 60 days post initiation of trading, and $0.50 per common share.  Based on an assessment of the likelihood of Reconnaissance having a publicly traded class of common stock prior to the fifth anniversary date, it has been determined that the most probable outcome is a redemption of the Preferred Shares for cash on the redemption date.  Accordingly, the Company has determined that these Preferred Shares are a liability and accordingly 100% of the fair value has been classified as a preferred share liability.  The issue date fair value of this preferred share liability was estimated to be $273,600 based on a fair value analysis of comparable debt having an estimated fair value interest rate of 20%.  Over the period from the issue date to the fifth anniversary of the issue date, the carrying value of the preferred share liability will be accreted, by way of charges to interest expense, to the estimated future carrying value of the redeemable face amount of the Preferred Shares plus accrued and unpaid dividends and interest.  This issuance was exempt from registration under Rule 4(2)

Royalty Buy-Down.  On April 30, 2009 the Company issued a total of 13,340,000 common shares at an estimated fair value of $7 as consideration for the buy down of the royalty owed to the licensor under the original technology license between the Company and licensor.  As a result, the royalty required under the original license was reduced from 40% to 5%.  The fair value for the buy down was recorded as a development cost during 2009.  This issuance was under the exemption from registration provided by Regulation S as the Issuer and the recipient were both foreign entities (or individuals) at the time of the transaction.  This transaction was accomplished under Regulation S, between two foreign entities

Convertible Notes.

Between February 16, 2010 and July 31, 2010, the Company issued convertible notes (the “notes”) in the aggregate amount of $1,398,600 maturing between February 13, 2013 and May 31, 2013 all of which bear interest at a rate of 8% per annum.  At any time prior to maturity, the notes and any accrued and unpaid interest thereon may, at the option of the Company, be converted into shares of the Company’s common stock at rates ranging from $0.20 per share to $0.40 per share.  In connection with the note financing, the Company paid a total of $110,000 in commissions.  In addition, at issuance, each note holder received warrants entitling them to acquire shares of the Company’s common stock at prices ranging from $0.50 per share to $0.75 per share for periods ending between September 10, 2012 and May 31, 2013.  A total of 837,500 warrants were issued at various ratios to the original notes.  These private placements were exempt from registration under Rule 506 and Rule 4(2).

Between August 1, 2010 and January 31, 2011, the Company received $1,152,000 in exchange for the issue of convertible notes having similar terms to those described above. The notes bear interest at 8%, are convertible into common stock of the Company at $0.40 per share (including accrued interest) at the sole option of the Company, and have warrants attached (in the aggregate) allowing for the issue of 716,948 shares at $0.75 per share, expiring November 30, 2012.  This placement was conducted under Rule 4(2).

All notes were retired, by conversion, effective April 30, 2011, causing 7,837,727 common shares to have been issued in payment of $2,696,900 principal and $128,825 in interest.

Common stock issuances

On April 9, 2009 the Company issued 2,000,000 shares of common stock at $0.0000005 per share for total proceeds of $1.

On April 10, 2009 the Company issued 18,000,000 shares of common stock at $0.00000005 per share for total proceeds of $1.

On April 30, 2009 the Company issued 13,340,000 shares of common stock at an estimated fair value of $7 ($0.0000005 per share) in connection with the technology license royalty buy down (Note 4(c) to the financial statements).

On April 21, 2010 the Company issued 6,645,000 shares of common stock on acquisition of 100% of the non-controlling interests in RRI (Note 3(c) to the financial statements).

Effective February 10, 2011, the Company granted options to directors, key employees and consultants to acquire 1,310,000 common shares.  The options are exercisable at $0.40 per share after one year from the grant date.  The options expire three years after the date on which they become exercisable.

Item 8.

Exhibits and Financial Statement Schedules.

EXHIBITS

3.1	Articles of Incorporation

3.2	Bylaws*

4.1

Form of Warrant (1)

4.2

Form of Convertible Note (2)

4.3

Form of Lock-up Agreement (3)

4.4

Preferred Shares issued by Reconnaissance to holders of Reconnaissance equity

5.1 10.1 10.2 10.3 10.4 10.5 10.6 10.7 10.8 10.9 10.10 10.11 14.1

Opinion of Dieterich & Mazarei (Legal Counsel)

Master License Agreement

Sublicense Agreement from Rampart Detection Systems to Rampart Reconnaissance, Inc.(4)

Sublicense Agreement from Rampart Reconnaissance, Inc. to Rampart Defense, Inc.(4)

Assignment of Patents from Cynergy Innovations Ltd. to Rampart Detection Systems (generic)

Sublicense Agreement from Rampart Detection Systems to Rampart Industries, Ltd (United Kingdom)(4)

Sublicense from Rampart Detection Systems, LTD to Rampart Environmental Solutions, Inc.(4)

Engagement Agreement with Kenneth Swaisland

Engagement Agreement with L. Andrew Schwab

Services Contract with David Crawford

Net Green News promissory note(4)

Dieter Blum Consulting Contract (4)

Ethics Code

23.1	Consent of Dieterich and Mazarei (Legal Counsel) (included in opinion listed as Exhibit 5.1)

23.2

Consent of Auditor (filed herewith)

(1) The form of these warrants has been filed pursuant to Instruction 2 of Item 601 of Regulation S-K due to the fact that the Company has issued versions of the same document to 32 different individuals where the only difference is the name of the holder and number of shares/warrants issued, and on 4 of the options, the exercise price is $0.50 per share rather than $0.75 per share, as they were issued much earlier than the latter 28.

(2) The form of the options has been filed pursuant to Instruction 2 of Item 601 of Regulation S-K due to the fact that the Company has issued versions of the same document to 36 shareholders where the only difference is the name of the holder and number of shares/options.  Of the 36 options issued, 2 are exercisable at $0.20 per share, 2 are exercisable at $0.25 per share and the remaining 32 may be exercised at $0.40 per share.

(3) The form of the lock-up agreement has been filed pursuant to Instruction 2 of Item 601 of Regulation S-K due to the fact that the Company has issued virtually identical versions of the same document to 42 shareholders where the only difference is the name of the holder and number of shares.

(4)  Filed or re-filed with the Second Amended F-1.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

Rampart Detection Systems Ltd. (a development stage company)

Los Angeles, California

We have audited the accompanying consolidated balance sheets of Rampart Detection Systems, Ltd. (a development stage company) (the “Company”) as of July 31, 2010 and 2009 and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the year ended July 31, 2010 and the periods from January 9, 2009 (inception) through July 31, 2009 and the period from January 9, 2009 (inception) through July 31, 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of July 31, 2010 and 2009 and the consolidated results of their operations and their cash flows for the year ended July 31, 2010 and the period from January 9, 2009 (inception) through July 31, 2009 and  the period from January 9, 2009 (inception) through July 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malone-bailey.com

Houston, Texas

June 28, 2011, except for Footnote 12 which is dated as of October 27, 2011

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	July 31, 2010	July 31, 2009

ASSETS

CURRENT ASSETS
Cash in bank	$ 691,157	$ 8,457
Note Receivable (Note 5)	25,225	-
Prepaid expenses and other	30,391	7,013

Total current assets	746,773	15,470

PROPERTY, PLANT & EQUIPMENT, net of depreciation	13,833	-

TOTAL ASSETS	$ 760,606	$ 15,470

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 50,992	$ 7,083
Accrued interest payable (Note 6)	14,699	-
Deferred tax liability (Note 11)	11,100	-

TOTAL CURRENT LIABILITIES	76,791	7,083

CONVERTIBLE NOTES (Note 6)	957,872	-
PREFERRED SHARE LIABILITY (Note 3)	273,600	-
DUE TO RELATED PARTIES (Note 7)	110,841	52,311

TOTAL LIABILITIES	1,419,104	59,394

COMMITMENTS AND CONTINGENCIES (Notes 1 and 9)

STOCKHOLDERS’ EQUITY (DEFICIENCY) (Note 8)
Common stock, unlimited shares authorized with no par value
Issued and outstanding – 39,985,000 common shares (2009 – 33,340,000)	9	9
Additional paid-in-capital	345,100	-
Deficit accumulated during development stage	(960,538)	(39,365)

RAMPART DETECTION SYSTEMS LTD. STOCKHOLDERS’ DEFICIENCY	(615,429)	(39,356)
NON-CONTROLLING INTERESTS’ DEFICIENCY	(43,069)	(4,568)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(658,498)	(43,924)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIENCY)	$ 760,606	$ 15,470

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Inception (January 9, 2009) to	Inception (January 9, 2009) to
	July 31, 2010	July 31, 2009	July 31, 2010

REVENUES
Sub-license fees – related party (Note 7)	$ -	$ 200,000	$ 200,000

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	58,612	1,879	60,491
Advisory and directors fees	190,778	37,894	228,672
Depreciation	1,489	-	1,489
Development costs (Notes 3 and 4)	580,452	192,529	772,981
Foreign exchange (gains) losses	3,535	(11,648)	(8,113)
Office and miscellaneous	13,570	526	14,096
Professional fees	52,454	23,069	75,523
Travel	48,954	124	49,078

	949,844	244,373	1,194,217

NET LOSS FROM OPERATIONS	(949,844)	(44,373)	(994,217)

OTHER ITEMS
Interest & other income	244	-	244
Finance costs (Note 6)	(29,071)	-	(29,071)
Equity in loss of Rampart Defense Ltd.	(201)	-	(201)

LOSS BEFORE PROVISION FOR INCOME TAXES	(978,872)	(44,373)	(1,023,245)
PROVISION FOR INCOME TAXES	(11,100)	-	(11,100)

NET LOSS	(989,972)	(44,373)	(1,034,345)
LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	68,799	5,008	73,807

NET LOSS ATTRIBUTABLE TO PARENT COMPANY	$ (921,173)	$ (39,365)	$ (960,538)

BASIC & DILUTED LOSS PER COMMON SHARE:	$ (0.03)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC & DILUTED	35,178,753	30,701,593

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 9, 2009 (INCEPTION) TO JULY 31, 2010

	Common shares		Preferred Shares	Additional Paid in	Deficit accumulated during development	Total Attributable to Parent	Total Attributable to Non-controlling	Total Stockholders’
	Number	Amount	Amount	Capital	stage	Company	Interests	Equity

Issued for cash at $0.0000005 per share – April 9, 2009	2,000,000	$ 1	$ -	$ -	$ -	$ 1	$ -	$ 1

Issued for cash at $0.00000005 per share – April 10, 2009	18,000,000	1	-	-	-	1	-	1

Issued for buy down of royalty obligation at $0.0000005 per share – April 30, 2009	13,340,000	7	-	-	-	7	-	7

Proceeds on subsidiary share issuances	-	-	-	-	-	-	440	440

Net loss for the period	-	-	-	-	(39,365)	(39,365)	(5,008)	(44,373)

Balance July 31, 2009	33,340,000	9	-	-	(39,365)	(39,356)	(4,568)	(43,924)

RRI share issuances August 1, 2009 to April 21, 2010 (Note 3(a))
- for cash	-	-	-	-	-	-	1,433	1,433
- for services	-	-	-	-	-	-	14,000	14,000
- on conversion of debt	-	-	-	-	-	-	25,000	25,000
- on acquisition of equity in RDL (Note 3(b))	-	-	-	-	-	-	-	-

Issued on acquisition of non-controlling interest in RRI (Note 3 (c))	6,645,000	-	-	-	-	-	(9,445)	(9,445)

Preferred shares issued by RRI (Note 3(d))	-	-	273,600	-	-	273,600	-	273,600

Liability component of preferred shares (Note 3(d))	-	-	(273,600)	-	-	(273,600)	-	(273,600)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 9, 2009 (INCEPTION) TO JULY 31, 2010

	Common shares		Preferred Shares	Additional Paid in	Deficit accumulated during development	Total Attributable to Parent	Total Attributable to Non-controlling	Total Stockholders’
	Number	Amount	Amount	Capital	stage	Company	Interests	Equity

Non-controlling interests resulting from acquisition of RDSL (Note 3(d))	-	$ -	$ -	$ -	$ -	$ -	$ (1,590)	$ (1,590)

Equity component of convertible notes (Note 6)	-	-	-	345,100	-	345,100	-	345,100

Proceeds on subsidiary share issuances	-	-	-	-	-	-	900	900

Net loss for the year	-	-	-	-	(921,173)	(921,173)	(68,799)	(989,972)

Balance July 31, 2010	39,985,000	$ 9	$ -	$ 345,100	$ (960,538)	$ (615,429)	$ (43,069)	$ (658,498)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Inception (January 9, 2009) to	Inception (January 9, 2009) to
	July 31, 2010	July 31, 2009	July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to parent company	$ (921,173)	$ (39,365)	$ (960,538)
Adjustments to reconcile net loss to net cash used in operating activities:
- Non-controlling interests	(68,799)	(5,008)	(73,807)
- Deferred income tax provision	11,100	-	11,100
- Equity in loss of Rampart Defense Ltd.	201	-	201
- Depreciation	1,489	-	1,489
- Non-cash consulting fees (Note 3(a))	14,000	-	14,000
- Non-cash finance costs (Note 6)	14,372	-	14,372
- Non-cash development costs (Note 3)	270,749	7	270,756
CHANGES IN OPERATING ASSETS AND LIABILITIES
- Accounts receivable	(29,861)	(7,013)	(36,874)
- Prepaid expenses and other	(18,742)	-	(18,742)
- Accounts payable and accrued liabilities	42,813	7,083	49,896
- Accrued interest payable	14,699	-	14,699

NET CASH FROM (USED IN) OPERATING ACTIVITIES	(669,152)	(44,296)	(713,448)

CASH FLOWS FROM INVESTING ACTIVITIES
- Purchase of property, plant & equipment	(15,322)	-	(15,322)
- Acquisitions of subsidiaries, net of cash acquired (Note 3)	(5,972)	-	(5,972)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(21,294)	-	(21,294)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock – parent company	-	2	2
Proceeds on sale of common stock – subsidiaries	2,333	440	2,773
Convertible note proceeds, net of commissions	1,313,600	-	1,313,600
Advances from related parties	57,213	52,311	109,524

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,373,146	52,753	1,425,899

INCREASE IN CASH	682,700	8,457	691,157

CASH, BEGINNING OF PERIOD	8,457	-	-

CASH, END OF PERIOD	$ 691,157	$ 8,457	$ 691,157

SUPPLEMENTAL CASH FLOW INFORMATION:

Interest paid	$ -	$ -	$ -

Income taxes paid	$ -	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES (NOTE 10)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Rampart Detection Systems Ltd. (the “Company”  or “RDSL”) was incorporated January 9, 2009 in the province of British Columbia, Canada, is a development stage company and is devoting substantially all of its present efforts to establishing a new business. That business has primarily been focused on detection system technology.  The Company conducts a portion of its operations through certain subsidiaries all engaged in the same business in defined geographical market areas.

Going concern

The Company commenced operations on January 9, 2009 and as of July 31, 2010 has an accumulated deficit of $949,438.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing and advances from related parties.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)

Principles of Consolidation

The accompanying consolidated financial statements include the Company and its subsidiaries. All inter-company balances and transactions have been eliminated in consolidation and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.  The Company’s subsidiaries are as follows.  Unless otherwise noted in Note 3, the Company commenced consolidation of the results of operations of the subsidiaries on their date of incorporation.

	Jurisdiction of Incorporation	Date of Incorporation	Ownership Interest

Rampart Reconnaissance, Inc. (“RRI”)	Nevada	January 14, 2009	100%
Rampart Defense Ltd. (“RDL”)	Nevada	March 15, 2005	81% by RRI
Rampart Industries Limited (“RIL”)	United Kingdom	June 3, 2009	78%
Rampart Environmental Solutions Inc. (“RES”)	Nevada	June 3, 2010	69%
Rampart Defence Ltd. (“RDL-BC”)	British Columbia	June 17, 2009	70%

(b)

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The significant areas requiring management’s estimates and assumptions relate to determining the fair value of non cash stock-based issuances and the useful lives of long-lived assets.

(c)

Development Stage Company

The Company is a development stage company as defined by SFAS 7, Accounting and Reporting by Development Stage Enterprises (codified in ASC 915, Development Stage Entities). The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(d)

Accounts Receivable

Trade and other accounts receivable are carried at face value less any provisions for uncollectible accounts considered necessary. Bad debt expense is recognized based on management’s estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts.

(e)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Computer software and equipment and office equipment are depreciated over 24 to 36 months. Leasehold improvements on the Company’s rented office space are depreciated over the term of the lease plus one renewal.

(f)

Revenue Recognition

The Company’s revenue to date consists of amounts earned in connection with a product development agreement between RRI and RDL whereby RRI was required to conduct further development on the technology previously licensed to RDL. Amounts were recognized on completion of the services as agreed to by the parties.

(g)

Intangible Assets

The Company has adopted the provision of SFAS 142, Goodwill and Intangible Assets, (codified in ASC 350, Intangibles – Goodwill and Other) which revises the accounting for purchased goodwill and intangible assets. Under ASC 350, goodwill and intangible assets with indefinite lives are no longer amortized and are tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

(h)

Financial Instruments and Concentration of Risk

The fair values of financial instruments, which include cash, amounts receivable, accounts payable and accrued liabilities, and amounts due to related parties and shareholders to approximate their carrying values due to the immediate or relatively short maturity of these instruments. Management does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.

(i)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS 128, Earnings per Share (codified in ASC 260, Earnings Per Share), which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) before and after discontinued operations, by the weighted average number of common shares outstanding (denominator) during the period, including contingently issuable shares where the contingency has been resolved. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if- converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(j)

Foreign Currency Translation

The Company’s functional currency and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS 52, Foreign Currency Translation (codified in ASC 830, Foreign Currency Matters), using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

(k)

Product Development Costs

Product development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At July 31, 2010 and 2009, the Company had no deferred product development costs.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(l)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS 109, Accounting for Income Taxes, (codified in ASC 740, Income Taxes) as of its inception. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The Company complies with the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), (codified in ASC 740-10-25, Income Taxes). FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company does not have any unrecognized tax benefits as of July 31, 2010 or 2009 that, if recognized, would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of July 31, 2010 or 2009.

(j)

Comprehensive Loss

SFAS 130, Reporting Comprehensive Income, (codified in ASC 220, Comprehensive Income) establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at July 31, 2010 and 2009 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

(k)

Stock-Based Compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from parties other than employees in accordance with SFAS 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18, (codified in ASC 505, Equity). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

(l)

Recent Accounting Pronouncements

In July 2009, the FASB issued SFAS 168, The Hierarchy of Generally Accepted Accounting Principles. SFAS 168 codified all previously issued accounting pronouncements, eliminating the prior hierarchy of accounting literature, in a single source for authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities. SFAS 168, now ASC Topic 105-10 Generally Accepted Accounting Principles, is effective for financial statements issued for interim and annual periods ending after September 15, 2009.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

The Company has adopted the provisions of ASC 810 (formerly SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”). The revised guidance establishes new accounting, reporting and disclosure standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Among other requirements, FASB ASC Topic 810 requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section, but separate from the company’s equity. It also requires that the net income to be reported include the amounts attributable to both the parent and the non-controlling net income to be reported include the amounts attributable to both the parent and the non-controlling interest.

New authoritative accounting guidance under FASB ASC Topic 855, “Subsequent Events”, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. FASB ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under FASB ASC Topic 855 became effective for the Company’s consolidated financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES

During the year the Company, Rampart Reconnaissance, Inc. (“RRI”) and Rampart Defense Ltd. (“RDL”) undertook a series of common share issuances and other acquisition transactions as outlined below.  These activities were part of an overall corporate reorganization.  At the time of the transactions, it was determined that neither RRI nor RDL constituted a business such that business combination purchase accounting is not appropriate.  Accordingly, the acquisition transactions have generally been accounted for as reorganization transactions whereby the value of the non-monetary consideration assigned to the common stock issuance has been the carrying value of the underlying net assets acquired.

As further outlined below, in certain instances the acquired assets had a negative carrying value which would have otherwise resulted in a negative value being assigned to the common stock consideration.  In these situations, the common stock consideration was assigned a $NIL carrying value which resulted in the initial recognition of an intangible asset on acquisition.  Given the development stage of all of the entities and technologies involved, these initially recognized intangibles do not meet the criteria for ongoing capitalization and were immediately impaired and recorded as development costs during the period.

(a)

RRI issuance of common shares to non-controlling interests

Effective January 31, 2009, the Company acquired 24,390,000 of the original 28,500,000 founding common shares of RRI, representing an 85.6% interest, at a price of $0.0001 per share for total consideration of $2,439.  Between September 3, 2009 and November 4, 2009, RRI issued a total of 5,013,333 common shares in connection with the following transactions:

•

2,330,000 common shares at $0.0001 per share for cash proceeds of $233

•

1,200,000 common shares at $0.001 per share for cash proceeds of $1,200

•

1,400,000 common shares at $0.01 per share for services with an estimated fair value of $14,000

•

83,333 common shares at $0.25 per share on conversion of $25,000 in RRI convertible debt

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

The result of these transactions was an increase in net equity of RRI and a dilution in RDSL’s holdings in RRI from 85.6% to 72.8%. The increase in the net equity of RRI conferred a benefit on RDSL of $34,602 which would normally have been recorded as an increase in additional paid in capital of RDSL.  As this dilution was a component of the overall group reorganization, this amount was included in operations in the period and offset against the development cost charges resulting from the other reorganization transactions.

(a)

RRI acquisition of equity interest in RDL April 2010

Effective April 20, 2010, RRI entered into an agreement to acquire, by way of a share exchange, 12,500,000 outstanding common shares of RDL from a shareholder of RDL who is also a director of RRI.  Notwithstanding the relationship between RRI and the shareholder of RDL, prior to this transaction, RRI and RDL were not under common control.  The RDL common shares represent approximately 38.7% of the outstanding common shares of RDL.  As consideration, RRI issued a total of 4,166,666 common shares on a 1 for 3 basis in exchange for the RDL common shares.

The carrying values of the proportionate net assets acquired and resulting values assigned to intangible assets and the non-monetary common share consideration are as follows:

Cash in bank (overdraft)	$ (2)
Accounts payable and accruals	(2,158)
Due to related party	(494)
Due to related company	(387)

Net assets (liabilities) acquired	(3,041)
Intangible assets recognized	3,041

Net assets recorded on acquisition equal to Value assigned to consideration	$ -

Consideration: 4,166,666 RRI common shares at assigned value	$ -

The results of operations of RRI, which are included in those of the Company, include those of RDL on an equity basis for the period from April 20, 2010 to July 15, 2010 (see Note 3 (d) below).

(b)

RDSL acquisition of 100% of the non-controlling interests in RRI in April 2010

Effective April 21, 2010, the Company acquired all of the then non-controlling interests in RRI by way of a share exchange whereby the former RRI shareholders received 1 common share of the Company in exchange for every 2 common shares of RRI.  The Company issued a total of 6,645,000 common shares in exchange for the 13,290,000 outstanding common shares of RRI.  Accordingly, as of April 21, 2010 the Company owns 100% of the issued and outstanding common shares of RRI.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

The carrying values of the net assets acquired and resulting values assigned to intangible assets and the non-monetary common share consideration are as follows:

Cash in bank	$ 91
Accounts payable and accruals	(916)
Due to related party	(17,535)
Due to related company	(6,797)

Net assets (liabilities) acquired	(25,157)
Intangible assets recognized	25,157

Net assets recorded on acquisition equal to Value assigned to consideration	$ -

Consideration: 6,645,000 RDSL common shares at assigned value	$ -

For all periods presented, the results of operations and cash flows of the Company included those of RRI.  For all periods presented through April 20, 2010, the results of operations of the Company include a proportionate share allocation to the non-controlling interests in RRI.

(c)

RRI acquisition of controlling interest in RDL July 2010

Effective July 15, 2010, RRI entered into an agreement to acquire, by way of a share exchange, 13,700,000 additional outstanding common shares of RDL from an arm’s length shareholder of RDL.  The RDL common shares represent approximately 42.3% of the outstanding common shares of RDL bringing RRI’s holdings in RDL to approximately 81.0% of the outstanding RDL common shares.  As consideration, RRI issued a total of 500,000 shares of redeemable Series A Convertible Preferred Stock (the “Preferred Shares”) with an estimated fair value of $273,600.

The RRI Preferred Shares are redeemable for cash, along with any unpaid dividends and interest, at a rate of $1.00 per Preferred Share, on the fifth anniversary of issuance.  The Preferred Shares are entitled to dividends at a rate of 7% per annum payable in cash or additional Preferred Shares.  Any balance of unpaid dividends originally payable in cash bear interest at a rate of 15% per annum also payable in cash or additional Preferred Shares.  In addition to being redeemable on the fifth anniversary, the preferred shares are convertible into common shares of RRI at the option of the holder provided RRI has a publicly traded class of common stock.  The conversion price is the greater of the 60-day volume weighted average price of RRI’s common stock, as determined for the first 60 days post initiation of trading, and $0.50 per common share.  Based on an assessment of the likelihood of RRI having a publicly traded class of common stock prior to the fifth anniversary date, it has been determined that the most probable outcome is a redemption of the Preferred Shares for cash on the redemption date.  Accordingly, the Company has determined that these Preferred Shares are a liability and accordingly 100% of the fair value has been classified as a preferred share liability.  The issue date fair value of this preferred share liability was estimated to be $273,600 based on a fair value analysis of comparable debt having an estimated fair value interest rate of 20%.  Over the period from the issue date to the fifth anniversary of the issue date, the carrying value of the preferred share liability will be accreted, by way of charges to interest expense, to the estimated future carrying value of the redeemable face amount of the Preferred Shares plus accrued and unpaid dividends and interest.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

The carrying values of the net assets acquired and the resulting value assigned to intangible assets are as follows:

Cash in bank	$ 5
Accounts payable and accruals	(1,096)
Due to related party	(1,317)
Due to related company	(5,977)
Non-controlling interests	1,590

Net assets (liabilities) acquired	(6,795)
Add: negative carrying value of existing interest in RDL	3,242
Intangible assets recognized	277,153

Net assets recorded on acquisition equal to Fair value of consideration	$ 273,600

Consideration: 500,000 shares of RRI Series A Convertible Preferred Stock	$ 273,600

The results of operations of RRI, which are included in those of the Company, include those of RDL on a consolidated basis for the period from July 15, 2010 to July 31, 2010.

NOTE 4 – PROJECT DEVELOPMENT

(a)

RDSL Detection Technology License

Effective January 15, 2009 RDSL entered into an exclusive global license with Querent Technologies Inc. (“Querent”), a Canadian company, for the right to develop and commercialize certain detection technology.

The material terms of the Querent license arrangement are as follows:

(i)

RDSL may develop the technology itself or sub-license it to other parties.

(ii)

RDSL must pay a quarterly royalty equal to 40% of its net income before taxes (see (c) below regarding a subsequent reduction in the royalty rate to 5%).

(iii)

The Querent license runs for a term of 15 years.

RDSL has engaged the principal of Querent to perform research and development activities on its behalf, located on the Company’s leased premises.

(b)

RDL sub-license

Effective April 8, 2009 RRI entered into an exclusive sub-license agreement with RDL.  The terms of the sub-license allow RDL to develop and exploit certain detection system technology which has been licensed to RRI by the Company which the Company in turn, had licensed from a third party.  In connection with the RDL sub-license, RDL was required to pay RRI $200,000 which was used during 2009 to fund research, development and marketing costs.  The material terms of the RDL sub-license agreement are as follows:

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 4 – PROJECT DEVELOPMENT (continued)

(i)

RDL may only develop and exploit the technology for military use on an exclusive basis within the United States, and on a non-exclusive basis for areas in which the United States conducts military operations.

(ii)

A 7% royalty on net revenues (as defined in the sub-license agreement) is due and payable to RRI on a calendar quarterly basis.

(iii)

The sub-license agreement runs for a term of 15 years.

(iv)

The sub-license agreement may only be terminated by breach or default of a representation contained within the agreement or on the bankruptcy of RRI.

(c)

Royalty buy down

Effective April 30, 2009 the Company issued a total of 13,340,000 common shares at an estimated fair value of $7 as consideration for the buy down of the royalty owed to the licensor under the original technology license between the Company and licensor.  As a result, the royalty required under the original license was reduced from 40% to 5%.  The fair value for the buy down was recorded as a development cost during 2009.

NOTE 5 –NOTE RECEIVABLE

On June 21, 2010 RES, a subsidiary of the Company, advanced $25,000 to Net Green News LLC (“NGN”), an arm’s length corporation.  The advance was secured by a promissory note containing the following terms:

(i)

Due on the earlier to occur of (a) the completion of a round of equity financing by NGN with aggregate gross proceeds of $300,000, or (b) September 19, 2010.

(ii)

Interest to accrue at 8% compounded annually.

As of July 31, 2010, $225 of accrued interest had been recorded in connection with this note receivable.  On September 19, 2010, the term of the note was extended for an additional 45 days.  On November 9, 2010 the $25,000 principal amount of the loan was repaid by NGN.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 6 – CONVERTIBLE NOTES

Between February 16, 2010 and July 31, 2010, the Company issued convertible notes (the “notes”) in the aggregate amount of $1,398,600 maturing between February 13, 2013 and May 31, 2013 all of which bear interest at a rate of 8% per annum.  At any time prior to maturity, the notes and any accrued and unpaid interest thereon may, at the option of the Company, be converted into shares of the Company’s common stock at rates ranging from $0.20 per share to $0.40 per share.  In connection with the note financing, the Company paid a total of $110,000 in commissions.  In addition, at issuance each note holder received warrants entitling them to acquire shares of the Company’s common stock at prices ranging from $0.50 per share to $0.75 per share for periods ending between September 10, 2012 and May 31, 2013.  A total of 837,500 warrants were issued at various ratios to the original notes.

Management determined that the notes did not contain embedded beneficial conversion features and accordingly, the note proceeds were allocated solely between the notes (the debt component) and the warrants (the equity component).  Given the relatively short history of the Company and the lack of any market for trading in the Company’s common stock, it was determined that there was no reliable basis for estimating the stand alone fair value of the warrants.  Accordingly, the fair value of the debt component was estimated and the residual was allocated to the warrants.  The estimated fair value of the debt component was determined based on analysis of comparable debt having an estimated fair value interest rate of 20%.  The issue date allocation of the net proceeds was as follows:

	Allocated to Notes	Allocated to Warrants	Total

Convertible note proceeds	$ 1,024,200	$ 374,400	$ 1,398,600
Less: commissions	(80,700)	(29,300)	(110,000)

	$ 943,500	$ 345,100	$ 1,288,600

The amount allocated to the warrants was recorded as a charge to additional paid-in capital. The resulting debt discount and portion of commissions allocated to the notes are being accreted over the term of the note using the effective interest amortization method. To July 31, 2010 the Company recorded accrued interest on the notes totaling $14,699 and accretion totaling $14,372 resulting in a carrying value of the notes of $957,872.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 7 – RELATED PARTY TRANSACTIONS

During the periods ended July 31, 2010 and 2009, the Company had transactions with related parties as follows:

	2010	2009

Balance, beginning of the period	$ (52,311)	$ -
Cash (advances) repayments, net	373,840	52,772
Accrued advisory and directors fees	(176,347)	(37,894)
Expenses paid on behalf of Company	(249,954)	(61,914)
Other	(6,069)	(5,275)

Balance, end of the period	$ (110,841)	$ (52,311)

Balance made up as follows:
Due to the Company’s President / Director	$ (46,099)	$ (43,279)
Due to a Director	(64,742)	(9,032)

	$ (110,841)	$ (52,311)

The Company carried out these transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.  The amounts owing are unsecured, non-interest bearing and without specific terms of repayment.

In connection with the RDL sub-license as described in Note 4 b), RDL was required to pay RRI $200,000 which was used during 2009 to fund research, development and marketing costs.  Prior to the RRI acquisition of an equity interest in RDL during April 2010 as described in Note 3 b), RRI and RDL were related by virtue of a significant shareholder of RDL being a director of RRI.

Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s president. The term of the agreement is 24 months at a rate of $10,000 per month.  If during the term of the agreement the Company completes a private placement of at least $1,000,000, the amount of the monthly fee will increase to $15,000 per month or such other amount upon which the parties agree.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company has authorized capital consisting of an unlimited number of common shares with no par value.

Effective April 1, 2010 the Company completed a forward stock split of the common stock of the Company on a 20,000 new shares for 1 old share basis.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares outstanding prior to the 20,000:1 forward split have been adjusted to reflect this stock split on a retroactive basis, unless otherwise noted.

(a)

Common stock issuances

On April 9, 2009 the Company issued 2,000,000 shares of common stock at $0.0000005 per share for total proceeds of $1.

On April 10, 2009 the Company issued 18,000,000 shares of common stock at $0.00000005 per share for total proceeds of $1.

On April 30, 2009 the Company issued 13,340,000 shares of common stock at an estimated fair value of $7 ($0.0000005 per share) in connection with the technology license royalty buy down (Note 4(c)).

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 8 – STOCKHOLDERS’ EQUITY (continued)

On April 21, 2010 the Company issued 6,645,000 shares of common stock on acquisition of 100% of the non-controlling interests in RRI (Note 3(c)).

(b)

Warrants

A summary of the Company’s common stock purchase warrants as of July 31, 2010 and changes during the period then ended is presented below:

	Number of Warrants	Weighted average exercise Price per share	Weighted average remaining Contractual life (in years)

Outstanding at January 9, 2009	-	$ -	-
Issued during the period	-	-
Exercised during the period	-	-

Outstanding at July 31, 2009	-	-	-
Issued during the year	837,500	0.62
Exercised during the year	-	-

Outstanding at July 31, 2010	837,500	$ 0.62	2.53

The following table provides additional information with respect to the above share purchase warrants that are outstanding and exercisable at July 31, 2010:

Exercise Price	Number of Warrants Outstanding and Exercisable	Weighted average remaining Contractual life (in years)

$ 0.50	425,000	2.59
$ 0.75	412,500	2.47

	837,500

As at July 31, 2010, the aggregate intrinsic value of all outstanding shares purchase warrants was $Nil (2009 - $Nil).

NOTE 9 – COMMITMENTS

Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s president. The term of the agreement is 24 months at a rate of $10,000 per month.  If during the term of the agreement the Company completes a private placement of at least $1,000,000, the amount of the monthly fee will increase to $15,000 per month or such other amount upon which the parties agree.

Effective June 25, 2010 the Company entered into a lease on premises for its offices.  The term of the lease is for 3 years commencing September 1, 2010 at a basic rent of $2,750 per month for the first year and $2,979 per month for years two and three.  In addition to the basic rent the Company is responsible for its proportionate share of operating costs originally estimated to be approximately $1,600 per month.  The Company paid a deposit of $15,146 to be applied against first, second and last month’s rent.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 10 – NON-CASH INVESTING AND FINANCING ACTIVITIES

As described further in Note 6, during 2010 the Company recorded a discount of $345,100 for the equity component of a Convertible Note issuance and accretion of the discount on Convertible Notes totalling $14,372 (2009 - $0).

As described further in Note 3, during 2010 the Company and RRI issued shares of common and preferred stock for financing and investing activities as follows:

RRI

•

1,400,000 common shares at $0.01 per share for services with an estimated fair value of $14,000

•

83,333 common shares at $0.25 per share on conversion of $25,000 in RRI convertible debt

•

4,166,666 common shares on acquisition of an equity interest in RDL for net liabilities of $1,590

•

500,000 preferred shares valued at $273,600 on acquisition of a controlling interest in RDL

RDSL

•

13,340,000 shares of common stock at an estimated fair value of $7 ($0.0000005 per share) in connection with the technology license royalty buy down (Note 4(c)).

•

6,645,000 common shares on acquisition of 100% of the non-controlling interests in RRI for net liabilities of $9,445

NOTE 11 – INCOME TAXES

Potential benefits of income tax losses and other tax assets are not recognized in the accounts until realization is more likely than not.  As of July 31, 2010, the Company has net operating losses carried forward totaling approximately $778,900 (2009 - $43,200 for tax purposes in various jurisdictions subject to expiration as described below.  Pursuant to ASC 740, Income Taxes, the Company is required to compute tax asset benefits for net operating losses carried forward and other items giving rise to deferred tax assets.  Future tax benefits which may arise as a result of these losses and other items have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these items.

The actual income tax provisions differ from the expected amounts calculated by applying the combined income tax statutory rates applicable in each jurisdiction to the Company’s loss before income taxes and non-controlling interest. The components of these differences are as follows:

	2010	2009

Corporate income tax rate	29.1%	30.2%

Expected income tax (recovery)	$ (265,100)	$ (11,900)
Foreign jurisdiction tax rates and tax rate changes	(24,300)	500
Non-controlling interest share of income (losses)	(23,400)	(1,700)
Non-deductible development costs	92,100	-
Non-deductible finance costs and other	95,900	300
Change in valuation allowance	135,900	12,800

Income tax provision – deferred	$ 11,100	$ -

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 11 – INCOME TAXES (continued)

The Company’s tax-effected deferred income tax assets and liabilities are estimated as follows:

	2010	2009
Deferred tax assets
Non-capital loss carry forwards	$ 230,400	$ 12,800
Finance costs	23,300	-
Property, plant & equipment	400	-

Total deferred tax assets	254,100	12,800
Less: Valuation allowance	(148,700)	(12,800)

Net deferred tax assets	105,400	-

Deferred tax liabilities
Convertible debt	(116,500)	-

Net deferred tax liabilities recognized	$ (11,100)	$ -

The Company has approximately $778,900 in net operating losses carried forward for income tax purposes in various jurisdictions which will expire, if not utilized, as follows:

	Canada	United States	United Kingdom	Total

2030	$ 297,300	$ 314,800	$ 123,200	$ 735,300
2029	17,300	17,000	9,300	43,600

	$ 314,600	$ 331,800	$ 132,500	$ 778,900

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JULY 31, 2010

(Audited)

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to July 31, 2010, the Company entered into the following transactions:

•

Received $1,298,331 in exchange for the issue of convertible notes having similar terms to those described in Note 6.  In particular, the notes bear interest at 8%, are convertible into common stock of the Company at $0.40 per share (including accrued interest) at the sole option of the Company, and have warrants attached (in aggregate) allowing for the issue of 696,823 shares at $0.75 per share, expiring November 30, 2012

•

Effective February 10, 2011 granted options to directors, key employees and consultants to acquire 1,310,000 common shares.  The options are exercisable at $0.40 per share after one year from the grant date.  The options expire three years after the date on which they become exercisable.

•

Entered into advisory and strategic planning agreements with the former and current presidents of the Company in February 2011, which include the following terms:

i.

Base monthly fees of $15,000 and $6,000 respectively, which may increase to $20,000 and $8,000 respectively provided certain financial targets and public listing requirements are met.

ii.

A funding bonus to the former president equal to 4% of the first $1,000,000 (net of expenses) funds raised by the Company (whether by way of debt or equity and calculated from inception of the Company) through his involvement, decreasing to 3% of net funds raised over $1,000,000.  The funding bonus becomes effective once $1,500,000 net funds have been received by the Company.  To date, $90,907 in fees have been earned but not paid under this arrangement which will be recorded in the quarter ending April 30, 2011.

iii.

All amounts owing to the former president may be deferred at the sole option of the Company in the event that the Company does not have sufficient operating capital to provide for six months of overhead costs.

iv.

The current president has also been granted options to purchase 150,000 common shares at $0.40 per share, vesting at 150,000 shares per month

•

Effective April 30, 2011 the Company converted notes having a face amount of $2,696,900 plus accrued interest of $128,825 for 7,837,727 common shares.

In Connection with the issuance of the consolidated financial statements for the year ended July 31, 2010, the Company has evaluated subsequent events through October 20, 2011.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	January 31, 2011	July 31, 2010
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash in bank	$ 589,767	$ 691,157
Note Receivable (Note 5)	-	25,225
Recoverable sales tax	53,856	11,614
Prepaid expenses and other (Note 7)	54,322	18,777

TOTAL CURRENT ASSETS	697,945	746,773

PROPERTY, PLANT & EQUIPMENT, net of depreciation	17,365	13,833

TOTAL ASSETS	$ 715,310	$ 760,606

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$ 65,146	$ 50,992
Accrued interest payable (Note 6)	80,359	14,699
Deferred tax liability (Note 11)	-	11,100

TOTAL CURRENT LIABILITIES	145,505	76,791

CONVERTIBLE NOTES (Note 6)	1,442,307	957,872
PREFERRED SHARE LIABILITY (Note 3)	304,527	273,600
DUE TO RELATED PARTIES (Note 7)	95,895	110,841

TOTAL LIABILITIES	1,988,234	1,419,104

COMMITMENTS AND CONTINGENCIES (Notes 1 and 9)

STOCKHOLDERS’ EQUITY (DEFICIENCY) (Note 8)
Common stock, unlimited shares authorized with no par value
Issued and outstanding – 39,985,000 common shares ( July 31, 2010 – 39,985,000)	9	9
Additional paid-in-capital	475,420	345,100
Deficit accumulated during development stage	(1,690,058)	(960,538)

RAMPART DETECTION SYSTEMS LTD. STOCKHOLDERS’ DEFICIENCY	(1,214,629)	(615,429)
NON-CONTROLLING INTERESTS’ DEFICIENCY	(58,295)	(43,069)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIENCY)	(1,272,924)	(658,498)

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIENCY)	$ 715,310	$ 760,606

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended January 31,		For the Six Months Ended January 31,		Inception (January 9, 2009) to
	2011	2010	2011	2010	January 31, 2011

REVENUES
Sub-license fees – related party (Note 7)	$ -	$ -	$ -	$ -	$ 200,000

GENERAL AND ADMINISTRATIVE EXPENSES
Advertising and promotion	15,950	1,682	18,480	3,500	78,971
Advisory and directors fees	97,904	44,301	169,770	99,574	398,442
Depreciation	1,710	-	2,996	-	4,485
Development costs (Notes 3 and 4)	84,607	45,711	216,942	33,219	989,923
Foreign exchange (gains) losses	(2,944)	(440)	(5,504)	600	(13,617)
Office and miscellaneous	40,969	4,639	75,287	4,737	89,383
Professional fees	48,890	5,717	64,089	11,562	139,612
Travel	32,559	9,913	57,302	12,510	106,380

	319,645	111,523	599,362	165,702	1,793,579

NET LOSS FROM OPERATIONS	(319,645)	(111,523)	(599,362)	(165,702)	(1,593,579)

OTHER ITEMS
Interest & other income	303	-	1,358	-	1,602
Finance costs (Note 6)	(84,383)	-	(157,842)	-	(186,913)
Equity in loss of Rampart Defense Ltd.	-	-	-	-	(201)

LOSS BEFORE PROVISION FOR INCOME TAXES	(403,725)	(111,523)	(755,846)	(165,702)	(1,779,091)
PROVISION FOR INCOME TAXES	-	-	11,100	-	-

NET LOSS	(403,725)	(111,523)	(744,746)	(165,702)	(1,779,091)
LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	8,668	15,657	15,226	22,454	89,033

NET LOSS ATTRIBUTABLE TO PARENT COMPANY	$ (395,057)	$ (95,866)	$ (729,520)	$ (143,248)	$ (1,690,058)

BASIC & DILUTED LOSS PER COMMON SHARE:

$ (0.01)	$ (0.00)	$ (0.02)	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC & DILUTED

39,985,000	33,340,000	39,985,000	33,340,000

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 9, 2009 (INCEPTION) TO JANUARY 31, 2011

(Unaudited)

	Common shares		Preferred Shares	Additional Paid in	Deficit accumulated during development	Total Attributable to Parent	Total Attributable to Non-controlling	Total Stockholders’
	Number	Amount	Amount	Capital	stage	Company	Interests	Equity

Issued for cash at $0.0000005 per share – April 9, 2009	2,000,000	$ 1	$ -	$ -	$ -	$ 1	$ -	$ 1

Issued for cash at $0.00000005 per share – April 10, 2009	18,000,000	1	-	-	-	1	-	1

Issued for buy down of royalty obligation at $0.0000005 per share – April 30, 2009	13,340,000	7	-	-	-	7	-	7

Proceeds on subsidiary share issuances	-	-	-	-	-	-	440	440

Net loss for the period	-	-	-	-	(39,365)	(39,365)	(5,008)	(44,373)

Balance July 31, 2009	33,340,000	9	-	-	(39,365)	(39,356)	(4,568)	(43,924)

RRI share issuances August 1, 2009 to April 21, 2010 (Note 3(a))
- for cash	-	-	-	-	-	-	1,433	1,433
- for services	-	-	-	-	-	-	14,000	14,000
- on conversion of debt	-	-	-	-	-	-	25,000	25,000
- on acquisition of equity in RDL (Note 3(b))	-	-	-	-	-	-	-	-

Issued on acquisition of non-controlling interest in RRI (Note 3 (c))	6,645,000	-	-	-	-	-	(9,445)	(9,445)

Preferred shares issued by RRI (Note 3(d))	-	-	273,600	-	-	273,600	-	273,600

Liability component of preferred shares (Note 3(d))	-	-	(273,600)	-	-	(273,600)	-	(273,600)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM JANUARY 9, 2009 (INCEPTION) TO JANUARY 31, 2011

(Unaudited)

	Common shares		Preferred Shares	Additional Paid in	Deficit accumulated during development	Total Attributable to Parent	Total Attributable to Non-controlling	Total Stockholders’
	Number	Amount	Amount	Capital	stage	Company	Interests	Equity

Non-controlling interests resulting from acquisition of RDSL (Note 3(d))	-	$ -	$ -	$ -	$ -	$ -	$ (1,590)	$ (1,590)

Equity component of convertible notes (Note 6)	-	-	-	345,100	-	345,100	-	345,100

Proceeds on subsidiary share issuances	-	-	-	-	-	-	900	900

Net loss for the year	-	-	-	-	(921,173)	(921,173)	(68,799)	(989,972)

Balance July 31, 2010	39,985,000	9	-	345,100	(960,538)	(615,429)	(43,069)	(658,498)

Equity component of convertible notes (Note 6)	-	-	-	130,320	-	130,320	-	130,320

Net loss for the period	-	-	-	-	(729,520)	(729,520)	(15,226)	(744,746)

Balance January 31, 2011	39,985,000	$ 9	$ -	$ 475,420	$ (1,690,058)	$ (1,214,629)	$ (58,295)	$ (1,272,924)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended January 31,		Inception (January 9, 2009) to
	2011	2010	January 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to parent company	$ (729,520)	$ (143,248)	$ (1,690,058)
Adjustments to reconcile net loss to net cash used in operating activities:
- Non-controlling interests	(15,226)	(22,454)	(89,033)
- Deferred income tax provision	(11,100)	-	-
- Equity in loss of Rampart Defense Ltd.	-	-	201
- Depreciation	2,996	-	4,485
- Accrued interest income	225	-	-
- Non-cash consulting fees (Note 3(a))	-	14,000	14,000
- Non-cash finance costs (Note 6)	92,182	-	106,554
- Non-cash development costs (recovery) (Note 3)	-	(38,139)	270,756
CHANGES IN OPERATING ASSETS AND LIABILITIES
- Note receivable	25,000	-	-
- Recoverable sales tax	(42,242)	(386)	(53,856)
- Prepaid expenses and other	(35,545)	(1,439)	(54,322)
- Accounts payable and accrued liabilities	14,154	4,793	64,050
- Accrued interest payable	65,660	-	80,359

NET CASH FROM (USED IN) OPERATING ACTIVITIES	(633,416)	(186,873)	(1,346,864)

CASH FLOWS FROM INVESTING ACTIVITIES
- Purchase of property, plant & equipment	(6,528)	-	(21,850)
- Acquisitions of subsidiaries, net of cash acquired (Note 3)	-	-	(5,972)

NET CASH FLOWS USED IN INVESTING ACTIVITIES	(6,528)	-	(27,822)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock – parent company	-	-	2
Proceeds on sale of common stock – subsidiaries	-	1,433	2,773
Convertible note proceeds, net of commissions	553,500	25,000	1,867,100
Advances (to) from related parties	(14,946)	152,181	94,578

NET CASH PROVIDED BY FINANCING ACTIVITIES	538,554	178,614	1,964,453

INCREASE (DECREASE) IN CASH	(101,390)	(8,259)	589,767

CASH, BEGINNING OF PERIOD	691,157	8,457	-

CASH, END OF PERIOD	$ 589,767	$ 198	$ 589,767

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -

NON-CASH INVESTING AND FINANCING ACTIVITIES (NOTE 10)

The accompanying notes are an integral part of these consolidated financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Rampart Detection Systems Ltd. (the “Company”  or “RDSL”) was incorporated January 9, 2009 in the province of British Columbia, Canada, is a development stage company and is devoting substantially all of its present efforts to establishing a new business. That business has primarily been focused on detection system technology.  The Company conducts a portion of its operations through certain subsidiaries all engaged in the same business in defined geographical market areas.

Going concern

The Company commenced operations on January 9, 2009 and as of January 31, 2011 has an accumulated deficit of $1,690,058.  The ability of the Company to continue as a going concern is dependent on raising capital to fund ongoing operations and carry out its business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence. To date the Company has funded its initial operations primarily by way of convertible note financing and advances from related parties.

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form F-1.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended July 31, 2010 included in the Company’s filing on Form F-1 filed with the Securities and Exchange Commission.  These unaudited financial statements should be read in conjunction with the financial statements included in the Form F-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended January 31, 2011 are not necessarily indicative of the results that may be expected for the year ending July 31, 2011.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of ConsolidationThe accompanying consolidated financial statements include the Company and its subsidiaries. All inter-company balances and transactions have been eliminated in consolidation and net earnings are reduced by the portion of the net earnings of subsidiaries applicable to non-controlling interests.  The Company’s subsidiaries are as follows.  Unless otherwise noted in Note 3, the Company commenced consolidation of the results of operations of the subsidiaries on their date of incorporation.

	Jurisdiction of Incorporation	Date of Incorporation	Ownership Interest

Rampart Reconnaissance, Inc. (“RRI”)	Nevada	January 14, 2009	100%
Rampart Defense Ltd. (“RDL”)	Nevada	March 15, 2005	81% by RRI
Rampart Industries Limited (“RIL”)	United Kingdom	June 3, 2009	78%
Rampart Environmental Solutions Inc. (“RES”)	Nevada	June 3, 2010	69%
Rampart Defence Ltd. (“RDL-BC”)	British Columbia	June 17, 2009	70%

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

(a)

Use of Estimates and Assumptions

Preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. The significant areas requiring management’s estimates and assumptions relate to determining the fair value of non cash stock-based issuances and the useful lives of long-lived assets.

(b)

Development Stage Company

The Company is a development stage company as defined by SFAS 7, Accounting and Reporting by Development Stage Enterprises (codified in ASC 915, Development Stage Entities). The Company is devoting substantially all of its present efforts to establishing a new business. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

(c)

Intangible Assets

The Company has adopted the provision of SFAS 142, Goodwill and Intangible Assets, (codified in ASC 350, Intangibles – Goodwill and Other) which revises the accounting for purchased goodwill and intangible assets. Under ASC 350, goodwill and intangible assets with indefinite lives are no longer amortized and are tested for impairment annually. The determination of any impairment would include a comparison of estimated future operating cash flows anticipated during the remaining life with the net carrying value of the asset as well as a comparison of the fair value to book value of the Company.

(d)

Accounts Receivable

Trade and other accounts receivable are carried at face value less any provisions for uncollectible accounts considered necessary. Bad debt expense is recognized based on management’s estimate of likely losses per year, based on past experience and an estimate of current year uncollectible amounts.

(e)

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Computer software and equipment and office equipment are depreciated over 24 to 36 months. Leasehold improvements on the Company’s rented office space are depreciated over the term of the lease plus one renewal.

(f)

Revenue Recognition

The Company’s revenue to date consists of amounts earned in connection with a product development agreement between RRI and RDL whereby RRI was required to conduct further development on the technology previously licensed to RDL. Amounts were recognized on completion of the services as agreed to by the parties.

(g)

Financial Instruments and Concentration of Risk

The fair values of financial instruments, which include cash, amounts receivable, accounts payable and accrued liabilities, and amounts due to related parties and shareholders to approximate their carrying values due to the immediate or relatively short maturity of these instruments. Management does not believe that the Company is subject to significant interest, currency or credit risks arising from these financial instruments.

(h)

Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS 128, Earnings per Share (codified in ASC 260, Earnings Per Share), which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) before and after discontinued operations, by the weighted average number of common shares outstanding (denominator) during the period, including contingently issuable shares where the contingency has been resolved. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if- converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

(i)

Foreign Currency Translation

The Company’s functional currency and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS 52, Foreign Currency Translation (codified in ASC 830, Foreign Currency Matters), using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

undertaken in Canadian dollars. The Company has not, to the date of these financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.  The Company has had minimal transactions resulting in a nominal amount of Other Comprehensive Income and therefore none is reflected in the financial statements.

(j)

Product Development Costs

Product development costs are expensed in the period they are incurred in accordance with ASC 730, Research and Development unless they meet specific criteria related to technical, market and financial feasibility, as determined by management, including but not limited to the establishment of a clearly defined future market for the product, and the availability of adequate resources to complete the project. If all criteria are met, the costs are deferred and amortized over the expected useful life, or written off if a product is abandoned. At January 31, 2011 and July 31, 2010, the Company had no deferred product development costs.

(k)

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS 109, Accounting for Income Taxes, (codified in ASC 740, Income Taxes) as of its inception. Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.  The Company complies with the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”), (codified in ASC 740-10-25, Income Taxes). FIN 48 prescribes recognition thresholds that must be met before a tax position is recognized in the financial statements and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Under FIN 48, an entity may only recognize or continue to recognize tax positions that meet a “more likely than not” threshold.

Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements.

The Company does not have any unrecognized tax benefits as of January 31, 2011 or July 31, 2010 that, if recognized, would affect the Company’s effective income tax rate.

The Company’s policy is to recognize interest and penalties related to income tax issues as components of income tax expense. The Company did not recognize or have any accrual for interest and penalties relating to income taxes as of January 31, 2011 or July 31, 2010.

(j)

Comprehensive Loss

SFAS 130, Reporting Comprehensive Income, (codified in ASC 220, Comprehensive Income) establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at January 31, 2011 and July 31, 2010 the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-Based Compensation The Company accounts for equity instruments issued in exchange for the receipt of goods or services from parties other than employees in accordance with SFAS 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18, (codified in ASC 505, Equity). Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services.

(k)

Recent Accounting Pronouncements

The Company has adopted the provisions of ASC 810 (formerly SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”). The revised guidance establishes new accounting, reporting and disclosure standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. Among other requirements, FASB ASC Topic 810 requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section, but separate from the company’s equity. It also requires that the net income to be reported include the amounts attributable to both the parent and the non-controlling net income to be reported include the amounts attributable to both the parent and the non-controlling interest.

New authoritative accounting guidance under FASB ASC Topic 855, “Subsequent Events”, establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. FASB ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under FASB ASC Topic 855 became effective for the Company’s consolidated financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES

During fiscal 2010 the Company, Rampart Reconnaissance, Inc. (“RRI”) and Rampart Defense Ltd. (“RDL”) undertook a series of common share issuances and other acquisition transactions as outlined below.  These activities were part of an overall corporate reorganization.  At the time of the transactions, it was determined that neither RRI nor RDL constituted a business such that business combination purchase accounting was not appropriate.  Accordingly, the acquisition transactions have generally been accounted for as reorganization transactions whereby the value of the non-monetary consideration assigned to the common stock issuance has been the carrying value of the underlying net assets acquired.

As further outlined below, in certain instances the acquired assets had a negative carrying value which would have otherwise resulted in a negative value being assigned to the common stock consideration.  In these situations, the common stock consideration was assigned a $NIL carrying value which resulted in the initial recognition of an

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

intangible asset on acquisition.  Given the development stage of all of the entities and technologies involved, these initially recognized intangibles do not meet the criteria for ongoing capitalization and were immediately impaired and recorded as development costs during the period.

RRI issuance of common shares to non-controlling interestsEffective January 31, 2009, the Company acquired 24,390,000 of the original 28,500,000 founding common shares of RRI, representing an 85.6% interest, at a price of $0.0001 per share for total consideration of $2,439.  Between September 3, 2009 and November 4, 2009, RRI issued a total of 5,013,333 common shares in connection with the following transactions:

•

2,330,000 common shares at $0.0001 per share for cash proceeds of $233

•

1,200,000 common shares at $0.001 per share for cash proceeds of $1,200

•

1,400,000 common shares at $0.01 per share for services with an estimated fair value of $14,000

•

83,333 common shares at $0.25 per share on conversion of $25,000 in RRI convertible debt

The result of these transactions was an increase in net equity of RRI and a dilution in RDSL’s holdings in RRI from 85.6% to 72.8%. The increase in the net equity of RRI conferred a benefit on RDSL of $34,602 ($38,139 for the period ended January 31, 2010) which would normally have been recorded as an increase in additional paid in capital of RDSL.  As this dilution was a component of the overall group reorganization, this amount was included in operations in the period and offset against the development cost charges resulting from the other reorganization transactions.

(a)

RRI acquisition of equity interest in RDL April 2010

Effective April 20, 2010, RRI entered into an agreement to acquire, by way of a share exchange, 12,500,000 outstanding common shares of RDL from a shareholder of RDL who is also a director of RRI.  Notwithstanding the relationship between RRI and the shareholder of RDL, prior to this transaction, RRI and RDL were not under common control.  The RDL common shares represent approximately 38.7% of the outstanding common shares of RDL.  As consideration, RRI issued a total of 4,166,666 common shares on a 1 for 3 basis in exchange for the RDL common shares.

The carrying values of the proportionate net assets acquired and resulting values assigned to intangible assets and the non-monetary common share consideration are as follows:

Cash in bank (overdraft)	$ (2)
Accounts payable and accruals	(2,158)
Due to related party	(494)
Due to related company	(387)

Net assets (liabilities) acquired	(3,041)
Intangible assets recognized	3,041

Net assets recorded on acquisition equal to Value assigned to consideration	$ -

Consideration: 4,166,666 RRI common shares at assigned value	$ -

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

The results of operations of RRI, which are included in those of the Company, include those of RDL on an equity basis for the period from April 20, 2010 to July 15, 2010 (see Note 3 (d) below).

(b)

RDSL acquisition of 100% of the non-controlling interests in RRI in April 2010

Effective April 21, 2010, the Company acquired all of the then non-controlling interests in RRI by way of a share exchange whereby the former RRI shareholders received 1 common share of the Company in exchange for every 2 common shares of RRI.  The Company issued a total of 6,645,000 common shares in exchange for the 13,290,000 outstanding common shares of RRI.  Accordingly, as of April 21, 2010 the Company owns 100% of the issued and outstanding common shares of RRI.

The carrying values of the net assets acquired and resulting values assigned to intangible assets and the non-monetary common share consideration are as follows:

Cash in bank	$ 91
Accounts payable and accruals	(916)
Due to related party	(17,535)
Due to related company	(6,797)

Net assets (liabilities) acquired	(25,157)
Intangible assets recognized	25,157

Net assets recorded on acquisition equal to Value assigned to consideration	$ -

Consideration: 6,645,000 RDSL common shares at assigned value	$ -

For all periods presented, the results of operations and cash flows of the Company included those of RRI.  For all periods presented through April 20, 2010, the results of operations of the Company include a proportionate share allocation to the non-controlling interests in RRI.

(c)

RRI acquisition of controlling interest in RDL July 2010

Effective July 15, 2010, RRI entered into an agreement to acquire, by way of a share exchange, 13,700,000 additional outstanding common shares of RDL from an arm’s length shareholder of RDL.  The RDL common shares represent approximately 42.3% of the outstanding common shares of RDL bringing RRI’s holdings in RDL to approximately 81.0% of the outstanding RDL common shares.  As consideration, RRI issued a total of 500,000 shares of redeemable Series A Convertible Preferred Stock (the “Preferred Shares”) with an estimated fair value of $273,600.

The RRI Preferred Shares are redeemable for cash, along with any unpaid dividends and interest, at a rate of $1.00 per Preferred Share, on the fifth anniversary of issuance.  The Preferred Shares are entitled to dividends at a rate of 7% per annum payable in cash or additional Preferred Shares.  Any balance of unpaid dividends originally payable in cash bear interest at a rate of 15% per annum also payable in cash or additional Preferred Shares.  In addition to being redeemable on the fifth anniversary, the preferred shares are convertible into common shares of RRI at the option of the holder provided RRI has a publicly traded class of common stock.  The conversion price is the greater of the 60-day volume weighted average price of RRI’s common stock, as determined for the first 60 days post initiation of trading, and $0.50 per common share.  Based on an assessment of the likelihood of RRI having a

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 3 – ACQUISITIONS AND SUBSIDIARIES (continued)

publicly traded class of common stock prior to the fifth anniversary date, it has been determined that the most probable outcome is a redemption of the Preferred Shares for cash on the redemption date.  Accordingly, the Company has determined that these Preferred Shares are a liability and accordingly 100% of the fair value has been classified as a preferred share liability.  The issue date fair value of this preferred share liability was estimated to be $273,600 based on a fair value analysis of comparable debt having an estimated fair value interest rate of 20%.  Over the period from the issue date to the fifth anniversary of the issue date, the carrying value of the preferred share liability will be accreted, by way of charges to interest expense, to the estimated future carrying value of the redeemable face amount of the Preferred Shares plus accrued and unpaid dividends and interest.

The carrying values of the net assets acquired and the resulting value assigned to intangible assets are as follows:

Cash in bank	$ 5
Accounts payable and accruals	(1,096)
Due to related party	(1,317)
Due to related company	(5,977)
Non-controlling interests	1,590

Net assets (liabilities) acquired	(6,795)
Add: negative carrying value of existing interest in RDL	3,242
Intangible assets recognized	277,153

Net assets recorded on acquisition equal to Fair value of consideration	$ 273,600

Consideration: 500,000 shares of RRI Series A Convertible Preferred Stock	$ 273,600

The results of operations of RRI, which are included in those of the Company, include those of RDL on a consolidated basis for the period from July 15, 2010 to July 31, 2010.

During the period ended January 31, 2011, the Company recorded accretion of $30,927 resulting in an increase in the carrying value of the preferred share liability to $304,527 as of January 31, 2011 (July 31, 2010 - $273,600).

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 4 – PROJECT DEVELOPMENT

RDSL Detection Technology LicenseEffective January 15, 2009 RDSL entered into an exclusive global license with Querent Technologies Inc. (“Querent”), a Canadian company, for the right to develop and commercialize certain detection technology.

The material terms of the Querent license arrangement are as follows:

 (i)

RDSL may develop the technology itself or sub-license it to other parties.

(ii)

RDSL must pay a quarterly royalty equal to 40% of its net income before taxes (see (c) below regarding a subsequent reduction in the royalty rate to 5%).

(iii)

The Querent license runs for a term of 15 years.

RDSL has engaged Querent to perform research and development activities on its behalf, located on the Company’s leased premises.

(a)

RDL sub-license

Effective April 8, 2009 RRI entered into an exclusive sub-license agreement with RDL.  The terms of the sub-license allow RDL to develop and exploit certain detection system technology which has been licensed to RRI by the Company which the Company in turn, had licensed from a third party.  In connection with the RDL sub-license, RDL was required to pay RRI $200,000 which was used during 2009 to fund research, development and marketing costs.  The material terms of the RDL sub-license agreement are as follows:

(i)

RDL may only develop and exploit the technology for military use on an exclusive basis within the United States, and on a non-exclusive basis for areas in which the United States conducts military operations.

(ii)

A 7% royalty on net revenues (as defined in the sub-license agreement) is due and payable to RRI on a calendar quarterly basis.

(iii)

The sub-license agreement runs for a term of 15 years.

(iv)

The sub-license agreement may only be terminated by breach or default of a representation contained within the agreement or on the bankruptcy of RRI.

(b)

Royalty buy down

Effective April 30, 2009 the Company issued a total of 13,340,000 common shares at an estimated fair value of $7 as consideration for the buy down of the royalty owed to the licensor under the original technology license between the Company and licensor.  As a result, the royalty required under the original license was reduced from 40% to 5%.  The fair value for the buy down was recorded as a development cost during 2009.

NOTE 5 –NOTE RECEIVABLE

On June 21, 2010 RES, a subsidiary of the Company, advanced $25,000 to Net Green News LLC (“NGN”), an arm’s length corporation.  The advance was secured by a promissory note containing the following terms:

(i)

Due on the earlier to occur of (a) the completion of a round of equity financing by NGN with aggregate gross proceeds of $300,000, or (b) September 19, 2010.

(ii)

Interest to accrue at 8% compounded annually.

As of July 31, 2010, $225 of accrued interest had been recorded in connection with this note receivable.  On September 19, 2010, the term of the note was extended for an additional 45 days.  On November 9, 2010 the $25,000 principal amount of the loan was repaid by NGN and the balance of accrued and unpaid interest totaling $729 was written off.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES

Between February 16, 2010 and July 31, 2010, the Company issued convertible notes (the “notes”) in the aggregate amount of $1,398,600 maturing between February 13, 2013 and May 31, 2013 all of which bear interest at a rate of 8% per annum.  At any time prior to maturity, the notes and any accrued and unpaid interest thereon may, at the option of the Company, be converted into shares of the Company’s common stock at rates ranging from $0.20 per share to $0.40 per share.  In connection with the note financing, the Company paid a total of $110,000 in commissions.  In addition, at issuance each note holder received warrants entitling them to acquire shares of the Company’s common stock at prices ranging from $0.50 per share to $0.75 per share for periods ending between September 10, 2012 and May 31, 2013.  A total of 837,500 warrants were issued at various ratios to the original notes.

Between August 9, 2010 and January 18, 2011, the Company issued convertible notes (the “notes”) in the aggregate amount of $615,000 all of which mature May 31, 2013 and bear interest at a rate of 8% per annum.  At any time prior to maturity, the notes and any accrued and unpaid interest thereon may, at the option of the Company, be converted into shares of the Company’s common stock at rates ranging from $0.30 per share to $0.40 per share.  In connection with the note financing, the Company paid a total of $61,500 in commissions.  In addition, at issuance each note holder received warrants entitling them to acquire shares of the Company’s common stock at a price of $0.75 per share to November 30, 2012.  A total of 254,323 warrants were issued at various ratios to the original notes.

Management determined that the notes did not contain embedded beneficial conversion features and accordingly, the note proceeds were allocated solely between the notes (the debt component) and the warrants (the equity component).  Given the relatively short history of the Company and the lack of any market for trading in the Company’s common stock, it was determined that there was no reliable basis for estimating the stand alone fair value of the warrants.  Accordingly, the fair value of the debt component was estimated and the residual was allocated to the warrants.  The estimated fair value of the debt component was determined based on analysis of comparable debt having an estimated fair value interest rate of 20%.  The issue date allocation of the net proceeds was as follows:

	Allocated to Notes	Allocated to Warrants	Total
Fiscal 2010 notes
Convertible note proceeds	$ 1,024,200	$ 374,400	$ 1,398,600
Less: commissions	(80,700)	(29,300)	(110,000)

	943,500	345,100	1,288,600
Fiscal 2011 notes
Convertible note proceeds	470,200	144,800	615,000
Less: commissions	(47,020)	(14,480)	(61,500)

	423,180	130,320	553,500

	$ 1,366,680	$ 475,420	$ 1,842,100

The amount allocated to the warrants was recorded as a charge to additional paid-in capital. The resulting debt discount and portion of commissions allocated to the notes are being accreted over the term of the note using the

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 6 – CONVERTIBLE NOTES (continued)

effective interest amortization method. To January 31, 2011 the Company recorded accrued interest on the notes totaling $80,359 (July 31, 2010 - $14,699) and accretion totaling $75,627 (July 31, 2010 - $14,372 resulting in a carrying value of the notes of $1,442,307 (July 31, 2010 - $957,872).

NOTE 7 – RELATED PARTY TRANSACTIONS

During the periods ended January 31, 2011 and July 31, 2010, the Company had transactions with related parties as follows:

	Six Months Ended January 31, 2011	Year Ended July 31, 2010

Balance, beginning of the period	$ (110,841)	$ (52,311)
Cash (advances) repayments, net	121,197	373,840
Accrued advisory / consulting fees	(105,052)	(176,347)
Expenses paid on behalf of Company and other	(1,199)	(256,023)

Balance, end of the period	$ (95,895)	$ (110,841)

Balance made up as follows:
Due to the Company’s President / Director	$ -	$ (46,099)
Due to a Director	(95,895)	(64,742)

	$ (95,895)	$ (110,841)

The Company carried out these transactions with related parties in the normal course of business. These transactions were recorded at their exchange amount, which is the amount of consideration established and agreed to by the related parties.  The amounts owing are unsecured, non-interest bearing and without specific terms of repayment.

In addition, as of January 31, 2011 a total of $16,881 (July 31, 2010 - $Nil) has been advanced to an officer and director of the Company on account of travel and other expenses to be incurred on behalf of the Company.  These amounts have been included in prepaid expenses and other.  This advance was fully offset against expenses incurred subsequent to January 31, 2011.

Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s former president. The term of the agreement is 24 months at a rate of $10,000 per month.  If during the term of the agreement the Company completes a private placement of at least $1,000,000, the amount of the monthly fee will increase to $15,000 per month or such other amount upon which the parties agree.

During February 2011, the Company entered into advisory and strategic planning agreements with the former and current presidents of the Company for base monthly fees of $15,000 and $6,000 respectively, which may increase to $20,000 and $8,000 respectively provided certain financial targets and public listing requirements are met. In addition, the Company agreed to pay a funding bonus to the former president equal to 4% of the first $1,000,000 (net of expenses) funds raised by the Company (whether by way of debt or equity and calculated from inception of the Company) through his involvement, decreasing to 3% of net funds raised over $1,000,000.  The funding bonus becomes effective once $1,500,000 net funds have been received by the Company.  To date, $90,907 in fees have been earned but not paid under this arrangement which will be recorded in the quarter ending April 30, 2011.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 7 – RELATED PARTY TRANSACTIONS (continued)

In connection with the RDL sub-license as described in Note 4 b), RDL was required to pay RRI $200,000 which was used during 2009 to fund research, development and marketing costs.  Prior to the RRI acquisition of an equity interest in RDL during April 2010 as described in Note 3 b), RRI and RDL were related by virtue of a significant shareholder of RDL being a director of RRI.

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company has authorized capital consisting of an unlimited number of common shares with no par value.

Effective April 1, 2010 the Company completed a forward stock split of the common stock of the Company on a 20,000 new shares for 1 old share basis.  All references in these financial statements to number of common shares, price per share and weighted average number of common shares outstanding prior to the 20,000:1 forward split have been adjusted to reflect this stock split on a retroactive basis, unless otherwise noted.

Common stock issuances

On April 9, 2009 the Company issued 2,000,000 shares of common stock at $0.0000005 per share for total proceeds of $1.

On April 10, 2009 the Company issued 18,000,000 shares of common stock at $0.00000005 per share for total proceeds of $1.

On April 30, 2009 the Company issued 13,340,000 shares of common stock at an estimated fair value of $7 ($0.0000005 per share) in connection with the technology license royalty buy down (Note 4(c)).

On April 21, 2010 the Company issued 6,645,000 shares of common stock on acquisition of 100% of the non-controlling interests in RRI (Note 3(c)).

(a)

Warrants

A summary of the Company’s common stock purchase warrants as of January 31, 2011 and changes during the period then ended is presented below:

	Number of Warrants	Weighted average exercise Price per share	Weighted average remaining Contractual life (in years)

Outstanding at July 31, 2009	-	$ -	-
Issued during the year	837,500	0.62
Exercised during the year	-	-

Outstanding at July 31, 2010	837,500	0.62	2.53
Issued during the period	254,323	0.75
Exercised during the period	-	-

Outstanding at January 31, 2011	1,091,823	$ 0.65	1.98

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 8 – STOCKHOLDERS’ EQUITY (continued)

The following table provides additional information with respect to the above share purchase warrants that are outstanding and exercisable at January 31, 2011:

Exercise Price	Number of Warrants Outstanding and Exercisable	Weighted average remaining Contractual life (in years)

$ 0.50	425,000	2.09
$ 0.75	666,823	1.92

	1,091,823

As at January 31, 2011, the aggregate intrinsic value of all outstanding shares purchase warrants was $Nil (July 31, 2020 - $Nil).

NOTE 9 – COMMITMENTS

Effective May 1, 2009 the Company entered into an Advisory Agreement with the Company’s president. The term of the agreement is 24 months at a rate of $10,000 per month.  If during the term of the agreement the Company completes a private placement of at least $1,000,000, the amount of the monthly fee will increase to $15,000 per month or such other amount upon which the parties agree.

During February 2011, the Company entered into advisory and strategic planning agreements with the former and current presidents of the Company for base monthly fees of $15,000 and $6,000 respectively, which may increase to $20,000 and $8,000 respectively provided certain financial targets and public listing requirements are met. In addition, the Company agreed to pay a funding bonus to the former president equal to 4% of the first $1,000,000 (net of expenses) funds raised by the Company (whether by way of debt or equity and calculated from inception of the Company) through his involvement, decreasing to 3% of net funds raised over $1,000,000.  The funding bonus becomes effective once $1,500,000 net funds have been received by the Company.  To date, $90,907 in fees have been earned but not paid under this arrangement which will be recorded in the quarter ending April 30, 2011.

Effective June 25, 2010 the Company entered into a lease on premises for its offices.  The term of the lease is for 3 years commencing September 1, 2010 at a basic rent of $2,750 per month for the first year and $2,979 per month for years two and three.  In addition to the basic rent the Company is responsible for its proportionate share of operating costs originally estimated to be approximately $1,600 per month.  The Company paid a deposit of $15,146 to be applied against first, second and last month’s rent.

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 10 – NON-CASH INVESTING AND FINANCING ACTIVITIES

As described further in Note 6, during the period ended January 31, 2011 the Company recorded a discount of $130,320 for the equity component of Convertible Note issuances and accretion of the discount on these and prior Convertible Notes totalling $61,255.

As described further in Note 6, during fiscal 2010 the Company recorded a discount of $345,100 for the equity component of Convertible Note issuances and accretion of the discount on Convertible Notes totalling $14,372.

As described further in Note 3, during fiscal 2010 the Company and RRI issued shares of common and preferred stock for financing and investing activities as follows:

RRI

•

1,400,000 common shares at $0.01 per share for services with an estimated fair value of $14,000

•

83,333 common shares at $0.25 per share on conversion of $25,000 in RRI convertible debt

•

4,166,666 common shares on acquisition of an equity interest in RDL for net liabilities of $1,590

•

500,000 preferred shares valued at $273,600 on acquisition of a controlling interest in RDL

RDSL

•

13,340,000 shares of common stock at an estimated fair value of $7 ($0.0000005 per share) in connection with the technology license royalty buy down (Note 4(c)).

•

6,645,000 common shares on acquisition of 100% of the non-controlling interests in RRI for net liabilities of $9,445

NOTE 11 – INCOME TAXES

Potential benefits of income tax losses and other tax assets are not recognized in the accounts until realization is more likely than not.  As of January 31, 2011, the Company has net operating losses carried forward totaling approximately $1,495,400 (July 31, 2010 - $778,900 for tax purposes in various jurisdictions subject to expiration as described below.  Pursuant to ASC 740, Income Taxes, the Company is required to compute tax asset benefits for net operating losses carried forward and other items giving rise to deferred tax assets.  Future tax benefits which may arise as a result of these losses and other items have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these items.

The Company has approximately $1,495,400 (July 31, 2010 - $778,900) in net operating losses carried forward for income tax purposes in various jurisdictions which will expire, if not utilized, as follows:

	Canada	United States	United Kingdom	Total

2031	$ 601,200	$ 46,100	$ 57,400	$ 704,700
2030	306,700	314,800	124,900	746,400
2029	17,800	17,000	9,500	44,300

	$ 925,700	$ 377,900	$ 191,800	$ 1,495,400

RAMPART DETECTION SYSTEMS LTD.

(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

JANUARY 31, 2011

(Unaudited)

NOTE 12 – SUBSEQUENT EVENTS

Subsequent to January 31, 2011, the Company entered into the following transactions:

•

Received $683,331 in exchange for the issue of convertible notes having similar terms to those described in Note 6.  In particular, the notes bear interest at 8%, are convertible into common stock of the Company at $0.40 per share (including accrued interest) at the sole option of the Company, and have warrants attached (in aggregate) allowing for the issue of 442,500 shares at $0.75 per share, expiring November 30, 2012

•

Effective February 10, 2011 granted options to directors, key employees and consultants to acquire 1,310,000 common shares.  The options are exercisable at $0.40 per share after one year from the grant date.  The options expire three years after the date on which they become exercisable.

•

Entered into advisory and strategic planning agreements with the former and current presidents of the Company in February 2011, which include the following terms:

i.

Base monthly fees of $15,000 and $6,000 respectively, which may increase to $20,000 and $8,000 respectively provided certain financial targets and public listing requirements are met.

ii.

A funding bonus to the former president equal to 4% of the first $1,000,000 (net of expenses) funds raised by the Company (whether by way of debt or equity and calculated from inception of the Company) through his involvement, decreasing to 3% of net funds raised over $1,000,000.  The funding bonus becomes effective once $1,500,000 net funds have been received by the Company.  To date, $90,907 in fees have been earned but not paid under this arrangement which will be recorded in the quarter ending April 30, 2011.

iii.

All amounts owing to the former president may be deferred at the sole option of the Company in the event that the Company does not have sufficient operating capital to provide for six months of overhead costs.

iv.

The current president has also been granted options to purchase 150,000 common shares at $0.40 per share, vesting at 150,000 shares per month

•

Effective April 30, 2011 the Company converted notes having a face amount of $2,696,900 plus accrued interest of $128,825 for 7,837,727 common shares.

Item 9.

Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any registration statement or prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the registration statement or prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

(ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

(iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its Behalf by the undersigned thereunto duly authorized, in the City of Murrayville, Province of British Columbia, Canada, on October 21, 2011.

RAMPART DETECTION SYSTEMS, LTD.

a British Columbia corporation

/s/ L. Andrew Schwab

L. Andrew Schwab

President

/s/ Kenneth Swaisland

Kenneth Swaisland

Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/a/ Milton Datsopoulos

Milton Datsopoulos

Director

October 21, 2011

/a/ Michael McClain

Michael McClain

Director

October 21, 2011

/s/ Paul McClory

Paul McClory

Director

October 21, 2011

/s/ Kenneth Swaisland

Kenneth Swaisland

Director

October 21, 2011